EXHIBIT 10.9

STERIS CORPORATION
$200,000,000
$47,500,000 3.20% SENIOR NOTES, SERIES A-1A, DUE DECEMBER 4, 2022
$47,500,000 3.20% SENIOR NOTES, SERIES A-1B, DUE DECEMBER 4, 2022
$40,000,000 3.35% SENIOR NOTES, SERIES A-2A, DUE DECEMBER 4, 2024
$40,000,000 3.35% SENIOR NOTES, SERIES A-2B, DUE DECEMBER 4, 2024
$12,500,000 3.55% SENIOR NOTES, SERIES A-3A, DUE DECEMBER 4, 2027
$12,500,000 3.55% SENIOR NOTES, SERIES A-3B, DUE DECEMBER 4, 2027

______________
NOTE PURCHASE AGREEMENT

_____________

Dated as of December 4, 2012

TABLE OF CONTENTS
(Not a part of the Agreement)
SECTION    HEADING                 PAGE

SECTION 1.	AUTHORIZATION OF NOTES 1

Section 1.1.	Series A Notes 1

Section 1.2.	Subsequent Series 2

SECTION 2.	SALE AND PURCHASE OF NOTES; SUBSEQUENT SALES 2

Section 2.1.	Purchase and Sale of Notes 2

Section 2.2.	Guarantees 3

Section 2.3.	Subsequent Sales 4

SECTION 3.	EXECUTION DATE; INITIAL CLOSINGS 5

SECTION 4.	CONDITIONS TO CLOSING 5

Section 4.1.	Representations and Warranties 6

Section 4.2.	Performance; No Default 6

Section 4.3.	Compliance Certificates 6

Section 4.4.	Opinions of Counsel 7

Section 4.5.	Purchase Permitted By Applicable Law, Etc. 7

Section 4.6.	Sale of Other Notes 7

Section 4.7.	Bank Credit Agreement, Security Documents, Etc 7

Section 4.8.	[Reserved] 7

Section 4.9.	[Reserved] 7

Section 4.10.	Private Placement Number 8

Section 4.11.	Changes in Corporate Structure 8

Section 4.12.	Funding Instructions 8

Section 4.13.	Proceedings and Documents 8

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY 8

Section 5.1.	Organization; Power and Authority 8

Section 5.2.	Authorization, Etc. 9

Section 5.3.	Disclosure 9

Section 5.4.	Organization and Ownership of Shares of Subsidiaries 9

Section 5.5.	Financial Statements 10

Section 5.6.	Compliance with Laws, Other Instruments, Etc. 10

Section 5.7.	Governmental Authorizations, Etc. 10

Section 5.8.	Litigation; Observance of Statutes and Orders 10

Section 5.9.	Taxes 11

Section 5.10.	Title to Property; Leases 11

Section 5.11.	Licenses, Permits, Etc. 11

Section 5.12.	Compliance with ERISA 11

Section 5.13.	Private Offering by the Company 12

Section 5.14.	Use of Proceeds; Margin Regulations 12

Section 5.15.	Existing Debt 12

Section 5.16.	Foreign Assets Control Regulations, Etc 13

Section 5.17.	Status under Certain Statutes 14

SECTION 6.	REPRESENTATIONS OF THE PURCHASER 14

Section 6.1.	Purchase for Investment 14

Section 6.2.	Source of Funds 14

SECTION 7.	INFORMATION AS TO THE COMPANY 16

Section 7.1.	Financial and Business Information 16

Section 7.2.	Officer’s Certificate 18

Section 7.3.	Electronic Delivery 19

Section 7.4.	Inspection 19

SECTION 8.	PREPAYMENT OF THE NOTES 20

Section 8.1.	Required Prepayments 20

Section 8.2.	Optional Prepayments with Make-Whole Amount 20

Section 8.3.	Allocation of Partial Prepayments 20

Section 8.4.	Maturity; Surrender, Etc. 21

Section 8.5.	Purchase of Notes 21

Section 8.6.	Make-Whole Amount 21

Section 8.7.	Change In Control 23

SECTION 9.	AFFIRMATIVE COVENANTS 24

Section 9.1.	Compliance with Law 24

Section 9.2.	Insurance 25

Section 9.3.	Maintenance of Properties 25

Section 9.4.	Payment of Taxes 25

Section 9.5.	Corporate Existence, Etc. 25

Section 9.6.	Notes to Rank Pari Passu 25

Section 9.7.	Guaranty by Subsidiaries 26

Section 9.8.	Stock Pledges 26

Section 9.9.	Restricted Subsidiaries 27

SECTION 10.	NEGATIVE COVENANTS 27

Section 10.1.	[Reserved] 27

Section 10.2.	Limitations on Debt 27

Section 10.3.	Limitation on Liens 27

Section 10.4.	Mergers and Consolidations, Etc 29

Section 10.5.	Sale of Assets 30

Section 10.6.	Transactions with Affiliates 32

Section 10.7.	Designation of Subsidiaries 32

Section 10.8.	Terrorism Sanctions Regulations 33

SECTION 11.	EVENTS OF DEFAULT 33

SECTION 12.	REMEDIES ON DEFAULT, ETC. 36

Section 12.1.	Acceleration 36

Section 12.2.	Other Remedies 36

Section 12.3.	Rescission 37

Section 12.4.	No Waivers or Election of Remedies, Expenses, Etc. 37

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES 37

Section 13.1.	Registration of Notes 37

Section 13.2.	Transfer and Exchange of Notes 37

Section 13.3.	Replacement of Notes 38

SECTION 14.	PAYMENTS ON NOTES 38

Section 14.1.	Place of Payment 38

Section 14.2.	Home Office Payment 39

SECTION 15.	EXPENSES, ETC. 39

Section 15.1.	Transaction Expenses 39

Section 15.2.	Survival 40

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT 40

SECTION 17.	AMENDMENT AND WAIVER 40

Section 17.1.	Requirements 40

Section 17.2.	Solicitation of Holders of Notes 41

Section 17.3.	Binding Effect, Etc. 42

Section 17.4.	Notes Held by Company, Etc. 42

SECTION 18.	NOTICES 43

SECTION 19.	REPRODUCTION OF DOCUMENTS 43

SECTION 20.	CONFIDENTIAL INFORMATION 43

SECTION 21.	SUBSTITUTION OF PURCHASER 45

SECTION 22.	MISCELLANEOUS 45

Section 22.1.	Successors and Assigns 45

Section 22.2.	Payments Due on Non-Business Days 45

Section 22.3.	Severability 45

Section 22.4.	Construction 45

Section 22.5.	Counterparts 46

Section 22.6.	Governing Law 46

Section 22.7.	Submission to Jurisdiction; Waiver of Jury Trial 46

SECTION 23.	TAX INDEMNIFICATION; PAYMENT IN DOLLARS 47
Signature    1

SCHEDULE A    —    INFORMATION RELATING TO INITIAL PURCHASERS
SCHEDULE B    —    DEFINED TERMS

SCHEDULE 5.3    —    Disclosure Materials
SCHEDULE 5.4    —    Subsidiaries of the Company and Ownership of Subsidiary Stock
SCHEDULE 5.5    —    Financial Statements
SCHEDULE 5.8    —    Litigation, Observance of Statutes and Orders
SCHEDULE 5.11    —    License, Permits, Etc.
SCHEDULE 5.14    —    Use of Proceeds
SCHEDULE 5.15    —    Existing Debt

ANNEX A    —    Existing Debt as of the Second Initial Closing

EXHIBIT 1-A-1	— Form of 3.20% Senior Notes, Series A-1A, due December 4, 2022

EXHIBIT 1-A-2	— Form of 3.20% Senior Notes, Series A-1B, due December 4, 2022

EXHIBIT 1-B-1	— Form of 3.35% Senior Notes, Series A-2A, due December 4, 2024

EXHIBIT 1-B-2	— Form of 3.35% Senior Notes, Series A-2B, due December 4, 2024

EXHIBIT 1-C-1	— Form of 3.55% Senior Notes, Series A-3A, due December 4, 2027

EXHIBIT 1-C-2	— Form of 3.55% Senior Notes, Series A-3B, due December 4, 2027

EXHIBIT 1.2     —    Form of Supplemental Note

EXHIBIT 2.2(a)	— Form of Subsidiary Guaranty

EXHIBIT 2.2(c)    —    Form of Intercreditor Agreement

EXHIBIT 2.3    —    Form of Supplemental Note Purchase Agreement

EXHIBIT 4.4(a)	— Form of Opinion of Special Counsel to the Company and the Subsidiary Guarantors

EXHIBIT 4.4(b)	— Form of Opinion of Special Counsel to the Purchasers

STERIS CORPORATION
5960 HEISLEY ROAD
MENTOR, OHIO 44060‑1834

$47,500,000 3.20% SENIOR NOTES, SERIES A-1A, DUE DECEMBER 4, 2022
$47,500,000 3.20% SENIOR NOTES, SERIES A-1B, DUE DECEMBER 4, 2022
$40,000,000 3.35% SENIOR NOTES, SERIES A-2A, DUE DECEMBER 4, 2024
$40,000,000 3.35% SENIOR NOTES, SERIES A-2B, DUE DECEMBER 4, 2024
$12,500,000 3.55% SENIOR NOTES, SERIES A-3A, DUE DECEMBER 4, 2027
$12,500,000 3.55% SENIOR NOTES, SERIES A-3B, DUE DECEMBER 4, 2027
Dated as of December 4, 2012
TO THE PURCHASER LISTED IN THE ATTACHED
SCHEDULE A WHO IS A SIGNATORY HERETO:
Ladies and Gentlemen:
STERIS Corporation, an Ohio corporation (the “Company”), agrees with you as follows:

SECTION 1.	AUTHORIZATION OF NOTES .
Section 1.1.    Series A Notes    . The Company will authorize the issuance and sale of:
(a)    $47,500,000 aggregate principal amount of its 3.20% Senior Notes, Series A‑1A, due December 4, 2022 (the “Series A‑1A Notes”),
(b)    $47,500,000 aggregate principal amount of its 3.20% Senior Notes, Series A‑1B, due December 4, 2022 (the “Series A‑1B Notes”),
(c)    $40,000,000 aggregate principal amount of its 3.35% Senior Notes, Series A‑2A, due December 4, 2024 (the “Series A‑2A Notes”),
(d)    $40,000,000 aggregate principal amount of its 3.35% Senior Notes, Series A‑2B, due December 4, 2024(the “Series A‑2B Notes”),
(e)    $12,500,000 aggregate principal amount of its 3.55% Senior Notes, Series A‑3A, due December 4, 2027 (the “Series A‑3A Notes”) and

(f)    $12,500,000 aggregate principal amount of its 3.55% Senior Notes, Series A‑3, due December 4, 2027 (the “Series A‑3B Notes”; the Series A‑1A Notes, the Series A‑1B Notes, the Series A‑2A Notes, the Series A‑2B Notes, the Series A‑3A Notes and the Series A‑3B Notes are hereinafter referred to as the “Series A Notes”).
The Series A Notes shall be substantially in the form set out in Exhibit 1-A-1, Exhibit 1-A-2, Exhibit 1-B-1, Exhibit 1-B-2, Exhibit 1-C-1 and Exhibit 1-C-2, respectively, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.
Section 1.2.    Subsequent Series    . Subsequent Series of promissory notes (collectively, the “Supplemental Notes”) may be issued pursuant to Supplemental Note Purchase Agreements as provided in Section 2.3 in an aggregate principal amount not to exceed $200,000,000 and: (a) shall be sequentially identified as “Series B Notes”, “Series C Notes”, “Series D Notes” et seq. and may consist of more than one different and separate tranches, but all such different and separate tranches of the same Series shall constitute one Series; (b) shall be in the aggregate principal amount of not less than $25,000,000 per each such series, (c) shall be dated the date of such Supplemental Note Purchase Agreement, (d) shall bear interest from such date at the rate per annum to be determined as of such date, (e) shall bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and, to the extent permitted by law, on any overdue installment of interest at the stated rate plus 2%, (f) shall be subject to required amortization, if any, and optional prepayments, and (g) shall be expressed to mature on the stated maturity date, all as set forth in the Supplemental Note Purchase Agreement relating thereto and shall otherwise be substantially in the form attached hereto as Exhibit 1.2; provided, no Supplemental Notes shall be issued if at the time of issuance thereof and after giving effect to the application of proceeds therefor, any Default or Event of Default shall have occurred and be continuing. The Series A Notes, and the Supplemental Notes are herein sometimes collectively referred to as the “Notes.” As used herein, the term “Notes” shall include, without limitation, each Note delivered pursuant to this Agreement, the Other Agreements and any other Supplemental Note Purchase Agreement at the Closing and/or at any Supplemental Closing and each Note delivered in substitution or exchange for any such Note pursuant hereto.

SECTION 2.	SALE AND PURCHASE OF NOTES; SUBSEQUENT SALES .
Section 2.1.    Initial Sale of Notes    . Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Series A Notes in the principal amount and of the tranche specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the “Other Agreements”) identical with this Agreement with each of the other purchasers named in Schedule A (the “Other Purchasers”), providing for the sale at such Closing to each of the Other Purchasers of Series A Notes in the principal amount and of the tranche specified opposite its name in Schedule A. You and the Other Purchasers are herein sometimes collectively referred to as the “Initial Purchasers”. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder. Without limiting the foregoing, the Company understands and agrees that your commitment and that of the Other Purchasers under the Other Agreements to purchase the Series A Notes as herein and therein contemplated does not constitute a commitment, obligation or indication of interest to purchase any Supplemental Notes.
Section 2.2.    Guarantees. (a) The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement and the Other Agreements will be absolutely and unconditionally guaranteed by American Sterilizer Company, a Pennsylvania corporation, STERIS Inc., a Delaware corporation, Isomedix Operations Inc., a Delaware corporation, STERIS Isomedix Services, Inc., a Delaware corporation, United States Endoscopy Group, Inc., an Ohio corporation and Spectrum Surgical Instruments Corp, an Ohio corporation (together with any additional Subsidiary who delivers a guaranty pursuant to Section 9.7, the “Subsidiary Guarantors”) pursuant to the guaranty agreement substantially in the form of Exhibit 2.2(a) attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, the “Subsidiary Guaranty”).
(b)    Any pledge agreements, instruments, documents and agreements pursuant to which the Company or any Subsidiary agrees to grant Liens in favor of the KeyBank National Association or a replacement or substitute national banking association, as collateral agent (the “Collateral Agent”) for the ratable benefit of the Creditors are hereinafter referred to as the “Collateral Documents”. The Collateral Documents and the Subsidiary Guaranty are hereinafter collectively referred to as the “Security Documents.”
(c)    The enforcement of the rights and benefits in respect of the Security Documents and the allocation of proceeds thereof will be subject to an amended and restated intercreditor agreement dated as of August 15, 2008 entered into by the Agent on behalf of the Banks, a majority in aggregate principal amount of the 2003 Noteholders, the 2008 Noteholders, and the Collateral Agent, and joined by you and the Other Purchasers, substantially in the form of Exhibit 2.2(c) attached hereto and made a part hereof (as the same may be further amended, supplemented, restated or otherwise modified or replaced from time to time, the “Intercreditor Agreement”).

(d)    If at any time the Company or any Subsidiary shall grant to any one or more of the Agent, the Banks, the 2008 Noteholders or the 2003 Noteholders security of any kind or provide any one or more of the Agent, the Banks, the 2008 Noteholders or the 2003 Noteholders with additional guaranties or other credit support of any kind pursuant to the requirements of the Bank Credit Agreement, the 2008 Note Purchase Agreements or the 2003 Note Purchase Agreements, then the Company or such Subsidiary shall grant to the holders of the Notes the same security or guaranty so that the holders of the Notes shall at all times be secured on an equal and pro rata basis with the Banks, the holders of the 2008 Notes and the holders of the 2003 Notes pursuant to the Intercreditor Agreement. All such additional guaranties shall be given to the holders of the Notes pursuant to Section 9.7 of this Agreement.
(e)    The holders of the Notes agree that the obligations of any Subsidiary under the Subsidiary Guaranty and the Liens of the Collateral Documents in respect of all or any part of the Collateral therein described shall be automatically released and discharged without the necessity of further action on the part of the holders of the Notes if, and to the extent, the corresponding guaranty or Lien given pursuant to the terms of the Bank Credit Agreement, the 2008 Note Purchase Agreements and the 2003 Note Purchase Agreements is released and discharged, provided that in the event the Company or any Subsidiary shall again become obligated under or with respect to the previously discharged Subsidiary Guaranty or again grant the discharged Lien, as the case may be, pursuant to the terms and provisions of the Subsidiary Guaranty, a Collateral Document, the Bank Credit Agreement, the 2008 Note Purchase Agreements or the 2003 Note Purchase Agreements or any additional bank loan agreement entered into by the Company pursuant to which such lenders make available to the Company credit facilities which are pari passu with the Notes, then the Lien granted by the Company or its Subsidiaries under a Collateral Document or obligations of such Subsidiary under the Subsidiary Guaranty, as the case may be, shall be reinstated and any release thereof previously given shall be deemed null and void, and such Subsidiary Guaranty shall again benefit the holders of the Notes on an equal and pro rata basis and such reinstated Lien and Subsidiary Guaranty shall once again be subject to the terms of the Intercreditor Agreement. Any release by the holders of the Notes under this Section 2.2(e) shall be deemed to have occurred concurrently with the release and discharge under the Bank Credit Agreement. Further, any reinstatement of a Subsidiary Guaranty or Lien pursuant to the terms hereof shall comply with the terms of Sections 9.7 and 9.8 hereof. The Company shall promptly notify the holders of the Notes of any release of a Subsidiary Guaranty pursuant to this Section 2.2(e) and shall deliver evidence of any release or discharge of a guaranty or Lien in customary form.
Section 2.3.    Subsequent Sales    . At any time, and from time to time, the Company and one or more Eligible Purchasers may enter into an agreement substantially in the form of the Supplemental Note Purchase Agreement attached hereto as Exhibit 2.3 (a “Supplemental Note Purchase Agreement”) in which the Company shall agree to sell to each such Eligible Purchaser named on the Supplemental Purchaser Schedule attached thereto (collectively, the “Supplemental Purchasers”) and, subject to the terms and conditions herein and therein set forth, each such Supplemental Purchaser shall agree to purchase from the Company the aggregate principal amount of the Series of Supplemental Notes (which series shall be at least $25,000,000 and may consist of more than one different and separate tranches, but all such different and separate tranches of the same Series shall constitute one Series) described in such Supplemental Note Purchase Agreement and set opposite such Supplemental Purchaser’s name in the Supplemental Purchaser Schedule attached thereto at the price and otherwise under the terms set forth in such Supplemental Note Purchase Agreement. The sale of the Supplemental Notes of the Series described in such Supplemental Note Purchase Agreement will take place at the location, date and time set forth therein at a closing (a “Supplemental Closing”). At such Supplemental Closing the Company will deliver to each such Supplemental Purchaser one or more Notes of the Series to be purchased by such Supplemental Purchaser registered in such Supplemental Purchaser’s name (or in the name of its nominee), evidencing the aggregate principal amount of Notes of such Series to be purchased by such Supplemental Purchaser and in the denomination or denominations specified with respect to such Supplemental Purchaser in such Supplemental Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account on the date of such Supplemental Closing (a “Supplemental Closing Date”) (as specified in a notice to each such Supplemental Purchaser at least three Business Days prior to such Supplemental Closing Date).

SECTION 3.	EXECUTION DATE; INITIAL CLOSINGS .
The execution and delivery of this Agreement and the Other Agreements will be made at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 on December 4, 2012 (the “Execution Date”).
The sale and purchase of the Series A Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, IL 60603, at 10:00 a.m. (Chicago time), at not more than two closings (individually an “Initial Closing” and, collectively, the “Initial Closings”). The first Initial Closing, at which Initial Closing the Series A‑1A Notes, the Series A‑2A Notes and the Series A‑3A Notes are, subject to this Section 3 and Section 4, to be purchased, shall be held on December 4, 2012 or on such other Business Day thereafter on or prior to December 6, 2012 as may be agreed upon by the Company and the Initial Purchasers (the “First Initial Closing”); the second Initial Closing, at which Initial Closing the Series A-1B Notes, the Series A-2B Notes and the Series A-3B Notes are, subject to this Section 3 and Section 4, to be purchased, shall be held on February 4, 2013 or on such other Business Day thereafter on or prior to February 6, 2013 as may be agreed upon by the Company and the Initial Purchasers (the “Second Initial Closing”). At each Initial Closing the Company will deliver to you the Series A Notes in the tranche to be purchased by you in the form of a single Series A Note for each tranche of the Notes to be purchased by you (or such greater number of Series A Notes in denominations of at least $200,000 as you may request) dated the date of the Initial Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to its account at PNC Bank, as referred to in the written instructions delivered pursuant to Section 4.12 hereof. If at the Initial Closing the Company shall fail to tender such Series A Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment. The Initial Closing and each Supplemental Closing are hereinafter sometimes each referred to as “Closing.”

SECTION 4.	CONDITIONS TO CLOSING .
Your obligation to execute and deliver this Agreement at the Execution Date is subject to the representations and warranties of the Company in this Agreement being correct when made on the Execution Date. The obligations of each Initial Purchaser to purchase and pay for the Series A Notes to be sold at an Initial Closing is subject to the fulfillment to your satisfaction prior to or on the date of such Initial Closing to the following conditions set forth in this Section 4. Each Supplemental Purchaser’s obligation to execute and deliver a Supplemental Note Purchase Agreement and the obligations of each Supplemental Purchaser to purchase and pay for the Notes to be sold at the applicable Supplemental Closing is subject to the fulfillment to such Supplemental Purchasers’ satisfaction prior to or on the date of such Closing, of the following conditions set forth in this Section 4.
Section 4.1.    Representations and Warranties    . (a) The representations and warranties of the Company in this Agreement shall be correct when made on the date of such Initial Closing (or if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and, in the case of any Supplemental Closing, the representations and warranties of the Company in this Agreement, as modified by any amendment, supplement or superseding provision pursuant to the Supplemental Note Purchase Agreement shall be correct when made on the date of such Supplemental Closing (or if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
(b)    The representations and warranties of each Subsidiary Guarantor in the Subsidiary Guaranty shall be correct when made on the date of such Initial Closing (or if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and, in the case of any Supplemental Closing, the representations and warranties of the Subsidiary Guarantor, as modified by any amendment, supplement or superseding provision pursuant to any supplemental agreement shall be correct when made on the date of such Supplemental Closing (or if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
Section 4.2.    Performance; No Default    . (a) The Company shall have performed and complied with all material agreements and conditions contained in this Agreement (or in the applicable Supplemental Note Purchase Agreement) required to be performed or complied with by it prior to or at the time of such applicable Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing.
(b)    Each Subsidiary Guarantor shall have performed and complied with all material agreements and conditions contained in the Subsidiary Guaranty required to be performed and complied with by it prior to or at the time of such applicable Closing, and after giving effect to the issue and sale of Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing.
Section 4.3.    Compliance Certificates    .
(a)    Officer’s Certificate. The Company shall have delivered to you an Officer’s Certificate, dated the date of such applicable Closing, certifying that the conditions specified in Sections 4.1(a), 4.2(a) and 4.11 have been fulfilled.
(b)    Subsidiary Guarantor Officer’s Certificate. Each Subsidiary Guarantor shall have delivered to you a certificate of an authorized officer, dated the date of such applicable Closing certifying that the conditions set forth in Sections 4.1(b), 4.2(b) and 4.11 have been fulfilled.
(c)    Authorization Certificate. The Company shall have delivered to you a certificate dated the date of such applicable Closing certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, the Agreement, the Other Agreements or the Supplemental Note Purchase Agreement, as the case may be, and the Security Documents to which it is a party.
(d)    Subsidiary Guarantor Authorization Certificate. Each Subsidiary Guarantor shall have delivered to you a certificate dated the date of such applicable Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.

Section 4.4.    Opinions of Counsel    . You shall have received opinions in form and substance satisfactory to you, dated the date of such applicable Closing (a) from Jones Day, counsel for the Company and the Subsidiary Guarantors, and/or such other counsel for the Company and the Subsidiary Guarantors, which may include in-house counsel, covering the matters set forth in Exhibit 4.4(a) (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Chapman and Cutler LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.
Section 4.5.    Purchase Permitted By Applicable Law, Etc    . On the date of such applicable Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date of the applicable Closing. If requested by you, you shall have received an Officer’s Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.
Section 4.6.    Sale of Other Notes    . Contemporaneously with such applicable Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at such Closing as specified in Schedule A to this Agreement or the Supplemental Note Purchase Agreement, as the case may be.
Section 4.7.    Bank Credit Agreement, Security Documents, Etc    . (a) All necessary consents, joinders and acknowledgements relating to the Bank Credit Agreement, the 2008 Note Purchase Agreements, the 2003 Note Purchase Agreements, the Security Documents and the Intercreditor Agreement shall be in form and substance satisfactory to you and your special counsel, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect and you shall have received true, correct and complete copies of each thereof.
(b)    At each Supplemental Closing, the Security Documents (including, without limitation, the Subsidiary Guaranty) and the Intercreditor Agreement shall be amended and/or supplemented as necessary to include the Supplemental Notes thereunder.
Section 4.8.    [Reserved]    .

Section 4.9.    [Reserved]
Section 4.10.    Private Placement Number    . A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each tranche of the Series of Notes then to be issued.
Section 4.11.    Changes in Corporate Structure    . Other than as permitted by the terms of this Agreement after the Execution Date, the Company and the Subsidiary Guarantors shall not have changed their jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
Section 4.12.    Funding Instructions    . At least three Business Days prior to the date of such Closing, you shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited, (d) the name and telephone number of the account representative responsible for verifying receipt of such funds and (e) any other information that may be required to effect such transfer.
Section 4.13.    Proceedings and Documents    . All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY .
The Company represents and warrants to you on the Execution Date and the date of each Initial Closing those representations and warranties set forth in Sections 5.1 through Section 5.17:
The Purchasers and the holders of the Notes recognize and acknowledge that the Company may supplement or amend, as appropriate, the following representations and warranties, as well as the schedules related thereto, pursuant to a Supplemental Note Purchase Agreement on the date of each Supplemental Closing; provided that no such supplement or amendment to any representation or warranty applicable to any Supplemental Closing shall change or otherwise modify or be deemed or construed to change or otherwise modify any representation or warranty given on the Execution

Date or on any Initial Closing or any determination of the falseness or inaccuracy thereof within the limitations of Section 11(e).
Section 5.1.    Organization; Power and Authority    . The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Other Agreements, the Notes and the Security Documents to which it is a party and to perform the provisions hereof and thereof.
Section 5.2.    Authorization, Etc    . This Agreement, the Other Agreements, the Notes and the Security Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof and upon receipt of consideration therefor each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3.    Disclosure    . The Company, through its agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated October 29, 2012 as amended or supplemented (the “Memorandum”), relating to the transactions contemplated hereby. This Agreement, the Memorandum, the Securities and Exchange Commission filings, press releases and other documents identified in Schedule 5.3 and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made. Since March 31, 2012, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, except as disclosed in Schedule 5.8.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries    . (a) Schedule 5.4 is (except as noted therein) a complete and correct list (i) of the Company’s

Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and (ii) of the Company’s Restricted Subsidiaries.
(b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4 and except for Liens permitted by Section 10.3(e)).
(c)    Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
Section 5.5.    Financial Statements    . The Company has made available to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries included in those reports listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).
Section 5.6.    Compliance with Laws, Other Instruments, Etc    . The execution, delivery and performance by the Company of this Agreement, the Other Agreements, the Notes and the Security Documents to which its is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary (except the creation of Liens contemplated by the Collateral Documents) under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Restricted Subsidiary is bound or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Restricted Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Restricted Subsidiary.
Section 5.7.    Governmental Authorizations, Etc    . No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority by the Company is required in connection with the execution, delivery or performance by the Company of this Agreement, the Other Documents, the Notes or the Security Documents to which it is a party.
Section 5.8.    Litigation; Observance of Statutes and Orders    . (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(b)    Except as disclosed in Schedule 5.8, neither the Company nor any Restricted Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 5.9.    Taxes    . The Company and its Restricted Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Restricted Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The federal income tax liabilities of the Company and its Subsidiaries are not subject to further review by the Internal Revenue Service and have been paid, for all fiscal years up to and including the fiscal year ended March 31, 2009.
Section 5.10.    Title to Property; Leases    . The Company and its Restricted Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or acquired by the

Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement except for those defects in title and Liens that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.
Section 5.11.    Licenses, Permits, Etc    . Except as disclosed in Schedule 5.11, the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.
Section 5.12.    Compliance with ERISA    . (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance which have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 436 or 430 of the Code (or the predecessor provisions of Sections 401(a)(29) or 412 of the Code), other than such liabilities or Liens as would not be individually or in the aggregate reasonably be expected to be Material.
(b)    The present value of the aggregate benefit liabilities under each of the Plans subject to ERISA (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $20,000,000. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in Section 3 of ERISA.
(c)    The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)    The expected post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Restricted Subsidiaries does not exceed $25,000,000.
(e)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)‑(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.
Section 5.13.    Private Offering by the Company    . Neither the Company nor, assuming the accuracy of the Offeree Letters, anyone acting on its behalf has offered the Series A Notes, the Subsidiary Guaranties or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 20 other Institutional Investors, each of which has been offered the Series A Notes at a private sale for investment. Neither the Company nor, assuming the accuracy of the Offeree Letter, anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Subsidiary Guaranties to the registration requirements of Section 5 of the Securities Act.
Section 5.14.    Use of Proceeds; Margin Regulations    . The Company will apply the proceeds of the sale of the Series A Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Debt    . Schedule 5.15 sets forth a complete and correct list of all outstanding Debt with an aggregate outstanding principal amount in excess of $10,000,000 (provided that the aggregate amount of all such Debt not listed on Schedule 5.15 does not exceed

$25,000,000) of the Company and its Restricted Subsidiaries as of November 15, 2012, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment, other than with respect to any such Debt, a default under which would not individually or in the aggregate have a Material Adverse Effect. Annex A to be attached hereto on the date of the Second Initial Closing will correctly describe all outstanding Debt and any Liens securing such Debt of the Company and its Subsidiaries as of the date of the Second Initial Closing. Since the First Initial Closing, there shall have been no Material increase in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries listed on Schedule 5.15 (other than the inclusion of the Series A‑1A Notes, the Series A‑2A Notes and the Series A‑3A Notes and Debt under the Bank Credit Agreement incurred without increase to the total commitment of the Banks thereunder and for general corporate purposes, including, but not limited to capital expenditures, dividends, share buybacks and acquisitions).
Section 5.16.    Foreign Assets Control Regulations, Etc    . (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) or a Person that is otherwise subject to an OFAC Sanctions Program (an “OFAC Listed Person”) or (ii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (ii), a “Blocked Person”).
(b)    No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly through any Controlled Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person or for investment in the Iranian energy sector (as defined in section 201 (1) of CISADA).
(c)    To the Company’s knowledge, neither the Company nor any Controlled Entity (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.
(d)    No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage. The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Controlled Entity is in compliance with all applicable current and future anti-corruption laws and regulations.
Section 5.17.    Status under Certain Statutes    . Neither the Company nor any Subsidiary is an “investment company”, nor controlled by an “investment company”, required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

SECTION 6.	REPRESENTATIONS OF THE PURCHASER .
Section 6.1.    Purchase for Investment    . You represent that (i) you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition and sale of your or their property shall at all times be within your or their control, and (ii) you and any such pension or trust funds are a “qualified institutional buyer” within the meaning of Rule 144A(a)(1) under the Securities Act. You understand that the Notes and the Subsidiary Guaranties have not been, and will not be, registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes and the Subsidiary Guaranties.
Section 6.2.    Source of Funds    . You represent that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed ten percent (10%) of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with your state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90‑1, or (ii) a bank collective investment fund, within the meaning of the PTE 91‑38 and, except as have been disclosed by you to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of the QPAM Exemption) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96‑23 (the “INHAM Exemption”)) managed by an “in‑house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or
(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan”, “party in interest” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.	INFORMATION AS TO THE COMPANY .
Section 7.1.    Financial and Business Information    . The Company shall furnish to each Purchaser and each holder of Notes that is an Institutional Investor:
(a)    Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), copies of:
(i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)    consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10‑Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);
(b)    Annual Statements — within 140 days after the end of each fiscal year of the Company, copies of,
(i)    a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and
(ii)    consolidated statements of income and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10‑K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a‑3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

(c)    SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;
(d)    Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
(e)    ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
(i)    with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or
(ii)    the taking by the PBGC of steps to institute, or the threatening in writing by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(iii)    any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;
(f)    Unrestricted Subsidiaries — if and for so long as Unrestricted Subsidiaries contribute in the aggregate 10% or more of the Consolidated Total Assets or 10% or more of Consolidated EBITDA in any fiscal period of the Company and its consolidated Subsidiaries, then the Company shall be required, within the respective periods provided in Sections 7.1(a) and 7.1(b), to provide consolidated financial statements of the Company and its Restricted Subsidiaries pursuant to Sections 7.1(a) and 7.1(b), without taking into consideration the financial statements pertaining to Unrestricted Subsidiaries, together with a table reflecting eliminations or adjustments required to reconcile such financial statements to the financial statements of the Company and its consolidated Subsidiaries, with the effect and result that financial terms and definitions used in determining compliance with financial covenants herein contained shall apply to the Company and its Restricted Subsidiaries, rather than the Company and its consolidated Subsidiaries;
(g)    Requested Information — with reasonable promptness and subject to Section 20, such other available information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including any such requests in connection with a formal request by the Securities Valuation Office of the NAIC (or any successor to the duties thereof) related to the assignment or maintenance of a designation of a rating with respect to the Notes;
(h)    Supplemental Note Purchase Agreements — promptly, and in any event within ten Business Days after the issuance of any Supplemental Notes, a correct and complete copy of the Supplemental Note Purchase Agreement executed in connection with such issuance.
Section 7.2.    Officer’s Certificate    . Each set of financial statements furnished to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied or preceded by a certificate of a Senior Financial Officer setting forth:
(a)    Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 hereof during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and
(b)    Event of Default — a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
Section 7.3.    Electronic Delivery    . Financial statements and officers’ certificates required to be delivered by the Company to a holder of Notes pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if (i) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related certificate satisfying the requirements of Section 7.2 are delivered to the holder of Notes by e-mail at the email address provided to the Company by such holder in writing or (ii) the Company shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 7.1(a) or (b) as the case may be, with the SEC on “EDGAR” and shall have made such Form available on its home page on the worldwide web (at the date of this Agreement located at www.steris.com) and shall have delivered the related certificate satisfying the requirements of Section 7.2 to the holder of the Notes by e-mail at the email address provided to the Company by such holder in writing or (iii) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related certificate satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company in IntraLinks or on any other similar website to which each holder of Notes has free access or (iv) the Company shall have filed any of the items referred to in Section 7.1(c) with the SEC on “EDGAR”, and shall have made such items available on its home page on the worldwide web or if any of such items are timely posted by or on behalf of the Company on IntraLinks or any other similar website to which each holder of Notes has free access; provided however, that in the case of any of clause (ii), (iii) or (iv) the Company shall concurrently with such filing or posting give notice to each holder of Notes of such posting or filing and provided further, that upon request of any holder, the Company will thereafter deliver written copies of such forms, financial statements and certificates to such holder. Each holder shall be responsible for providing its email address to the Company on a timely basis to enable the Company to effect deliveries via email pursuant to clauses (i) or (ii) above. Notwithstanding the foregoing or any Intralinks or similar electronic delivery, the parties agree that the provisions of Section 20 shall control the actions of the parties with respect to Confidential Information delivered to, or received by, the holders of the Notes.
Section 7.4.    Inspection    . The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)    No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with a Senior Financial Officer of the Company, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
(b)    Default — if a Default or Event of Default then exists, at the expense of the Company and upon reasonable prior notice to the Company, to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective Senior Financial Officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such times and as often as may be reasonably requested in writing.

SECTION 8.	PREPAYMENT OF THE NOTES .
Section 8.1.    Required Prepayments    . No regularly scheduled prepayment of the principal of any tranche of the Series A Notes is required prior to the final maturity thereof.
Section 8.2.    Optional Prepayments with Make-Whole Amount    . The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any Series of the Notes, in an amount not less than 10% of the aggregate principal amount of such Series of the Notes then outstanding (but if in the case of a partial prepayment, then against each tranche within such Series of Notes in proportion to the aggregate principal amount outstanding of each tranche of such Series), at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of the Series of Notes to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Series of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of the Series of Notes to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
Section 8.3.    Allocation of Partial Prepayments    . In the case of any partial prepayment of the Notes of any Series pursuant to Section 8.2, the principal amount of the Notes of such Series to be prepaid shall be allocated among each tranche of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of each tranche of the Notes of such Series not theretofore called for prepayment.
Section 8.4.    Maturity; Surrender, Etc    . In the case of each prepayment of Notes of any Series pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.5.    Purchase of Notes    . The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding tranches of the Notes of any Series except (a) upon the payment or prepayment of each tranche of the Notes of such Series in accordance with the terms of this Agreement or the applicable Supplemental Note Purchase Agreement pursuant to which the Notes of such Series were issued or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes of such Series at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 51% of the principal amount of the Notes of such Series then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such Series of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement or the applicable Supplemental Note Purchase Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.    Make-Whole Amount    . The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” of the Bloomberg Financial Markets Services Screen (or, if not available, any other national recognized trading screen reporting on‑line intraday trading in the U.S. Treasury securities) for actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded on-the-run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
Section 8.7.     Change in Control    .
(a)    Notice of Change in Control or Control Event. Subject to compliance with applicable law and other Company obligations, the Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.7. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.7.
(b)    Condition to Company Action. The Company will not take any action that consummates a Change in Control unless (i) at least 15 Business Days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.7, accompanied by the certificate described in subparagraph (g) of this Section 8.7, and (ii) subject to subparagraph (d), contemporaneously with the consummation of such Change in Control, it prepays all Notes required to be prepaid in accordance with this Section 8.7.
(c)    Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be (subject to subparagraph (f)) not less than 30 days and not more than 120 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).
(d)    Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company on or before the date specified in the certificate described in paragraph (g) of this Section 8.7. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7, or to accept an offer as to all the Notes held by the holder, within such time period shall be deemed to constitute rejection of such offer by such holder.
(e)    Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without Make-Whole Amount or other premium. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.7.
(f)    Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraphs (a) and (b) and accepted in accordance with subparagraph (d) of this Section 8.7 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control has not occurred on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change in Control occurs. Subject to compliance with applicable law and other Company obligations, the Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control shall be deemed rescinded).

(g)    Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 have been fulfilled; (vi) in reasonable detail, the nature and date or proposed date of the Change in Control; and (vii) the date by which any holder of a Note that wishes to accept such offer must deliver notice thereof to the Company, which date shall not be earlier than three Business Days prior to the Proposed Prepayment Date or, in the case of a prepayment pursuant to Section 8.7(b), three Business Days prior to the date of the action referred to in Section 8.7(b)(i).
(h)    Securities Laws. The Company will comply with all applicable requirements of the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change in Control. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this Section 8.7, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under this Section 8.7 by virtue of any such conflict.

SECTION 9.	AFFIRMATIVE COVENANTS .
The Company covenants that so long as any of the Notes are outstanding:
Section 9.1.    Compliance with Law    . The Company will, and will cause each of its Restricted Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 9.2.    Insurance    . The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as the Company reasonably deems prudent.

Section 9.3.    Maintenance of Properties    . The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear or any casualty which would not, individually or in the aggregate, have a Material Adverse Effect), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a Material Adverse Effect.
Section 9.4.    Payment of Taxes    . The Company will, and will cause each of its Restricted Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent; provided that neither the Company nor any Restricted Subsidiary need pay any such tax or assessment if (a) the amount, applicability or validity thereof is contested by the Company or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.
Section 9.5.    Corporate Existence, Etc    . Except as permitted by Section 10.4, the Company will at all times preserve and keep in full force and effect its corporate existence. Except as permitted by Sections 10.4 and 10.5, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.
Section 9.6.    Notes to Rank Pari Passu    . The Notes and all other obligations under this Agreement of the Company are and at all times shall rank at least pari passu in right of payment with all other present and future unsecured Debt (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Company.
Section 9.7.    Guaranty by Subsidiaries    . The Company will cause each Subsidiary which delivers a Guaranty pursuant to the Bank Credit Agreement, the 2008 Note Purchase Agreements or the 2003 Note Purchase Agreements or becomes an obligor, co-obligor, borrower or co-borrower under the Bank Credit Agreement, the 2008 Note Purchase Agreements or the 2003 Note Purchase Agreements to concurrently enter into a Subsidiary Guaranty, and within three Business Days thereafter will deliver to each of the holders of the Notes the following items:
(a)    an executed counterpart of the joinder agreement pursuant to which such Subsidiary has become bound by the Subsidiary Guaranty;
(b)    a certificate signed by the President, a Vice President or another authorized Responsible Officer of such Subsidiary making representations and warranties to the effect of those contained in Sections 5.1, 5.2, 5.6 and 5.7, but with respect to such Subsidiary and the Subsidiary Guaranty, as applicable;
(c)    such documents and evidence with respect to such Subsidiary as the Required Holders may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by the Subsidiary Guaranty; and
(d)    an opinion of counsel satisfactory to the Required Holders to the effect that such Subsidiary Guaranty has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Subsidiary enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
Section 9.8.    Stock Pledges    . If at any time, pursuant to the terms and conditions of the Bank Credit Agreement, the 2008 Note Purchase Agreements or the 2003 Note Purchase Agreements, the Company or any existing or newly acquired or formed Subsidiary shall pledge, grant, assign or convey to the Banks, the holders of the 2008 Notes or holders of the 2003 Notes, or any one or more of them, a Lien on the stock of any foreign Subsidiary, the Company or such Subsidiary shall execute and concurrently deliver to the Collateral Agent for the benefit of the holders of the Notes a stock pledge in substantially the same form as delivered to the Banks, the holders of the 2008 Notes or holders of the 2003 Notes, or any one or more of them, or the lien granted for the benefit of the Banks, the holders of the 2008 Notes or holders of the 2003 Notes shall also be for the benefit of the holders of the Notes and the Company shall deliver, or shall cause to be delivered, to the holders of the Notes (a) all such certificates, resolutions, legal opinions and other related items in substantially the same forms as those delivered to and accepted by the Banks, the holders of the 2008 Notes or holders of the 2003 Notes and (b) all such amendments to this Agreement, the Intercreditor Agreement and the Collateral Documents as may reasonably be deemed necessary by the holders of the Notes in order to reflect the existence of such Lien on the shares of foreign Subsidiary stock and the Company’s compliance with the requirements of Section 9.6 with respect to any such stock pledge granted to or for the benefit of the holders of the Notes and to or for the benefit of the Banks, the holders of the 2008 Notes or the holders of the 2003 Notes.
Section 9.9.    Restricted Subsidiaries    . (a)     Subject to paragraph (b) below the Company will at all times, (i) maintain the aggregate value of the assets of the Company and the then existing Restricted Subsidiaries, at not less than 85% of Consolidated Total Assets and (ii) ensure that not less than 85% of Consolidated EBITDA for each period is attributable to the Company and the then existing Restricted Subsidiaries.
(b)    If at any time, (i) the aggregate consolidated value of the assets of the Company and the then existing Restricted Subsidiaries do not together account for 85% or more of Consolidated Total Assets or (ii) less than 85% of Consolidated EBITDA for a period is attributable to the Company and the then existing Restricted Subsidiaries, the Company shall promptly designate, pursuant to Section 10.7, such other Subsidiaries of the Company (which would not otherwise be Restricted Subsidiaries) to be Restricted Subsidiaries hereunder so that such 85% thresholds are satisfied.

SECTION 10.	NEGATIVE COVENANTS .
The Company covenants that so long as any of the Notes are outstanding:
Section 10.1.    [Reserved]    .
Section 10.2.    Limitations on Debt    . (a) The Company will not at any time permit the ratio of (i) Consolidated Total Debt to (ii) Consolidated EBITDA for the immediately preceding four consecutive fiscal quarter period to exceed 3.50 to 1.0.
(b)    The Company will not at any time permit Priority Debt to exceed 20% of Consolidated Total Capitalization.
Section 10.3.    Limitation on Liens    . The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:
(a)    Liens for taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen; provided that payment thereof is not at the time required by Section 9.4 or such Liens are being contested in good faith by the Company or any Restricted Subsidiary;
(b)    Liens of or resulting from any judgment or award, (i) the time for the appeal or petition for rehearing of which shall not have expired, or (ii) in respect of which the Company or a Restricted Subsidiary shall at all times in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured; provided that the Company or such Restricted Subsidiary (1) is contesting such judgment or award on a timely basis, in good faith and by appropriate proceedings, and (2) has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Restricted Subsidiary, as the case may be;
(c)    Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker’s compensation, unemployment insurance and other like laws, warehousemen’s and attorneys’ liens and statutory and contractual landlords’ liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money;
(d)    survey exceptions or minor encumbrances, leases or subleases granted to others, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, (i) which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and (ii) which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries taken as a whole;
(e)    Liens created or incurred under the Collateral Documents and Liens granted to the Agent or the Banks in connection with the Bank Credit Agreement which, in each case, are subject to the terms of the Intercreditor Agreement;
(f)    Liens existing as of the Execution Date and (1) described on Schedule 5.15 hereto or (2) securing Debt with an aggregate outstanding principal amount not in excess of $10,000,000;
(g)    Liens created or incurred after the Execution Date given to secure the payment of all or a portion of the purchase price incurred in connection with the acquisition or purchase or the cost of construction of property or of assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such property or assets at the time of acquisition thereof or at the time of completion of construction, as the case may be, whether or not such existing Liens were given to secure the payment of the acquisition or purchase price or cost of construction, as the case may be, of the property or assets to which they attach and any Lien existing on property or assets of a Person at the time such Person is consolidated with or merged into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary; provided that (i) the Lien shall attach solely to the property or assets acquired, purchased or constructed, (ii) such Lien shall have been created or incurred within 12 months of the date of acquisition or purchase or completion of construction, as the case may be, (iii) at the time of acquisition or purchase or of completion of construction of such property or assets, the aggregate amount remaining unpaid on all Debt secured by Liens on such property or assets, whether or not assumed by the Company or a Restricted Subsidiary, shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition or purchase (as determined in good faith by the Board of Directors of the Company) or the cost of construction on the date of completion thereof, (iv) Debt secured by any such Lien shall have been created or incurred within the applicable limitations provided in Section 10.2, and (v) at the time of creation, issuance, assumption, guarantee or incurrence of the Debt secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist;
(h)    any Lien created or incurred after the Execution Date in favor of any Governmental Authority to secure payments pursuant to any contract;
(i)    Liens created or incurred after the Execution Date given to secure Debt of the Company or any Restricted Subsidiary in addition to the Liens permitted by the preceding clauses (a) through (h) hereof; provided that (i) all Debt secured by such Liens shall have been incurred within the limitations provided in Section 10.2 and (ii) at the time of creation, issuance, assumption, guarantee or incurrence of the Debt secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist;
(j)    Liens on property or assets of (1) a Restricted Subsidiary to secure obligations of such Restricted Subsidiary to the Company or a Wholly‑Owned Restricted Subsidiary or (2) the Company to secure obligations of the Company to a Wholly‑Owned Restricted Subsidiary;

(k)    any extension, renewal or refunding of any Lien permitted by the preceding clauses (a) through (j) of this Section 10.3 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Debt secured thereby; provided that (i) such extension, renewal or refunding of Debt shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (ii) such Lien shall attach solely to the same or substitute such property, and (iii) at the time of such extension, renewal or refunding and after giving effect thereto, no Default or Event of Default would exist; and
(l)    customary provisions in joint venture or similar agreements restricting the sale or transfer of the interest in such joint venture or other similar entity.
Section 10.4.    Mergers and Consolidations, Etc. The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:
(a)    any Restricted Subsidiary may merge or consolidate with or into, or transfer all or substantially all of its assets to, the Company or any Restricted Subsidiary so long as in (i) any merger or consolidation involving the Company, the Company shall be the surviving or continuing entity and (ii) in any merger or consolidation involving a Restricted Subsidiary (and not the Company), the Restricted Subsidiary shall be the surviving or continuing entity and, after giving effect to such merger or consolidation, the Company or one or more Restricted Subsidiaries shall own not less than the same percentage of Voting Stock of the continuing or surviving Restricted Subsidiary as the Company or one or more Restricted Subsidiaries owned of the merged or consolidated Restricted Subsidiary immediately prior to such merger or consolidation;
(b)    the Company may consolidate or merge with or into any other entity if (i) the entity which results from such consolidation or merger (the “surviving entity”) is organized under the laws of any state or jurisdiction of the United States or the District of Columbia, Canada, the United Kingdom, a member of the European Union on April 30, 2004 (other than Greece or Spain), Japan or Australia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes, this Agreement and any Supplemental Note Purchase Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving entity, (iii) each of the Subsidiary Guarantors shall have confirmed in writing the due and punctual performance and observation of all of its covenants and agreements contained in the Subsidiary Guaranty and (iv) at the time of such consolidation or merger and immediately after giving effect thereto, no Default or Event of Default would exist;
(c)    the Company may sell or otherwise dispose of all or substantially all of its assets to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Company) at the time of such sale or other disposition if (i) the acquiring Person is an entity organized under the laws of any state or jurisdiction of the United States or the District of Columbia, Canada, the United Kingdom, a member of the European Union on April 30, 2004 (other than Greece or Spain), Japan or Australia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes, in this Agreement and any Supplemental Note Purchase Agreement to be performed or observed by the Company are expressly assumed in writing by the acquiring entity, (iii) each of the Subsidiary Guarantors shall have confirmed in writing the due and punctual performance and observation of all of its covenants and agreements contained in the Subsidiary Guaranty and (iv) at the time of such sale or disposition and immediately after giving effect thereto, no Default or Event of Default would exist; and
(d)    any Restricted Subsidiary may sell, lease or otherwise dispose of all or substantially all of its assets in connection with a sale, lease or other disposition permitted under Section 10.5.
Section 10.5.    Sale of Assets    . The Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets (except assets sold, leased, transferred or otherwise disposed of in the ordinary course of business for fair market value and except as provided in Section 10.4(a) and Section 10.4(c); provided that the foregoing restrictions do not apply to:
(a)    the sale, lease, transfer or other disposition of assets of a Restricted Subsidiary to the Company or a Restricted Subsidiary of which the Company or one or more Restricted Subsidiaries shall own not less than the same percentage of Voting Stock as the Company or one or more Restricted Subsidiaries then own of the Restricted Subsidiary making such sale, lease, transfer or other disposition; or
(b)    the sale, lease, transfer or other disposition of assets of the Company to a Wholly-Owned Restricted Subsidiary that is a Subsidiary Guarantor and which is not liable for any Priority Debt unless the creditors of such Priority Debt are parties to the Intercreditor Agreement; or

(c)    the abandonment of assets of the Company or a Restricted Subsidiary that are no longer useful or intended to be used in the operation of the business of the Company and its Restricted Subsidiaries, provided that such abandonment would not, individually or in the aggregate, have a Material Adverse Effect;
(d)    the sale, lease, transfer or other disposition of assets for cash or other property to a Person or Persons if all of the following conditions are met:
(i)    such assets (valued at net book value) do not, together with all other assets of the Company and its Restricted Subsidiaries previously disposed of during the fiscal year (other than in the ordinary course of business), exceed 15% of Consolidated Total Assets, determined as of the end of the immediately preceding fiscal year;
(ii)    in the good faith opinion of the Company, the sale is for fair value and is in the best interests of the Company; and
(iii)    in the event such Person is an Affiliate, the terms of such sale, lease, transfer or disposition are no less favorable to the Company or such Restricted Subsidiary than would be obtained in a transaction with a Person other than an Affiliate; and
(iv)    immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist;
provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are applied within three months before or twelve months after the date of sale of such assets to either (y) the acquisition of, or reinvestment in, assets useful and intended to be used in the operation of the business of the Company and its Restricted Subsidiaries and having a fair market value (as determined in good faith by the Company) at least equal to that of the assets so disposed of or (z) the prepayment or payment of principal and accrued but unpaid interest, if any, and the applicable prepayment premium, if any, of Debt of the Company. It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be offered and prepaid as and to the extent provided below:
(w)    the offer to prepay Notes contemplated by this Section 10.5 shall be an offer to each of the holders of the Notes to prepay on a date specified in such offer, which date shall be not less than 30 days and not more than 120 days after the date of such offer (if the proposed prepayment date shall not be specified in such offer, the proposed prepayment date shall be the first Business Day after the 45th day after the date of such offer), all, or a pro rata part of, the Notes held by such holder at par and without payment of Make-Whole Amount or other premium;
(x)    any holder of the Notes may accept or decline any offer of prepayment pursuant to this Section 10.5 by causing a notice of such acceptance or rejection to be delivered to the Company not later than 15 days after receipt by such holder of such offer of prepayment;
(y)    the failure of any such holder to accept or decline any such offer of prepayment shall be deemed to be an election by such holder to decline such prepayment; and
(z)    if such offer is so accepted, the proceeds so offered towards the prepayment of the Notes and accepted shall be prepaid and applied to 100% of the principal amount to be prepaid, together with interest accrued thereon to the date of such prepayment; provided that such prepayment shall be at par without payment of Make‑Whole Amount or other premium.
To the extent that any holder of the Notes declines or is deemed to have declined such offer of prepayment, the amount of the prepayment offered to such holder shall be used by the Company to prepay other Debt, if any.
Section 10.6.    Transactions with Affiliates    . The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate other than the Company or another Subsidiary), except upon terms no less favorable to the Company or such Restricted Subsidiary than would be obtained in a transaction with a Person other than an Affiliate; provided, however, that the foregoing shall not prohibit (a) the payment of customary and reasonable directors’ fees to directors who are not employees of the Company or any Affiliate or (b) any transaction between the Company or a Restricted Subsidiary and another Restricted Subsidiary that the Company reasonably determines in good faith is beneficial to the Company and its Affiliates as a whole that is not entered into for the purpose of hindering the exercise of the rights or remedies of the holders of the Notes.
Section 10.7.    Designation of Subsidiaries    . Subject to Section 9.9, the Company may designate or redesignate any Unrestricted Subsidiary as a Restricted Subsidiary and may designate or redesignate any Restricted Subsidiary as an Unrestricted Subsidiary; provided that:

(a)    the Company shall have given not less than 10 days’ prior written notice to the holders of the Notes that a Senior Financial Officer has made such determination;
(b)    at the time of such designation or redesignation and immediately after giving effect thereto, no Default or Event of Default would exist;
(c)    in the case of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and after giving effect thereto, (i) such Unrestricted Subsidiary so designated shall not, directly or indirectly, own any capital stock of the Company or any Restricted Subsidiary and (ii) such designation shall be deemed a sale of assets and shall be permitted by the provisions of Section 10.5;
(d)    in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary and after giving effect thereto: (i) all outstanding Debt of such Restricted Subsidiary so designated shall be permitted within the applicable limitations of Section 10.2 (other than by virtue of constituting Qualified Subsidiary Debt pursuant to clause (ii) or (iv) of the definition thereof) and (ii) all existing Liens of such Restricted Subsidiary so designated shall be permitted within the applicable limitations of Section 10.3 (other than Section 10.3(f), notwithstanding that any such Lien existed as of the Execution Date);
(e)    in the case of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such Restricted Subsidiary shall not at any time after the Execution Date have previously been designated as an Unrestricted Subsidiary more than twice; and
(f)    in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, such Unrestricted Subsidiary shall not at any time after the Execution Date have previously been designated as a Restricted Subsidiary more than twice.
Notwithstanding the foregoing or anything herein to the contrary, each Company Subsidiary shall be a Restricted Subsidiary unless the Company has designated it as an Unrestricted Subsidiary.
Section 10.8.    Terrorism Sanctions Regulations    . The Company will not and will not permit any Controlled Entity to (a) become a Blocked Person or (b) have any investments in or engage in any dealings or transactions with any Blocked Person except in accordance with applicable law and in a manner where such investments, transactions or dealings would not cause the purchase, holding or receipt of any payment or exercise of any rights in respect of any Note by the holder thereof to be in violation of any laws or regulations administered by OFAC or any laws or regulations referred to in Section 5.16.

SECTION 11.	EVENTS OF DEFAULT .

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
(c)    the Company defaults in the performance of or compliance with any term contained in Section 10.2; or
(d)    the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in any Security Document and such default is not remedied within 30 days after the earlier of (i) a Senior Financial Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or
(e)    any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or, by a Subsidiary Guarantor in the Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made and the facts underlying such representation or warranty shall not have been changed to make such representation and warranty true and correct within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (e) of Section 11); or
(f)    (i) the Company or any Significant Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least the greater of (A) $40,000,000 and (B) 5% of Consolidated Total Assets beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least the greater of (A) $40,000,000 and (B) 5% of Consolidated Total Assets or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment without such acceleration having been rescinded or annulled within any applicable grace period; or
(g)    the Company or any Significant Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction or has an involuntary proceeding or case filed against it and the same shall continue undismissed for a period of 60 days from commencement of such proceeding or case, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(h)    a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Restricted Subsidiaries, and such order, petition or other such relief remains in effect and shall not be dismissed or stayed for a period of 60 consecutive days; or
(i)    a final judgment or judgments for the payment of money aggregating in excess of the greater of (A) $25,000,000 and (B) 2% of Consolidated Total Assets (excluding for purposes of such determination such amount of any insurance proceeds paid or to be paid by or on behalf of the Company or any of its Significant Restricted Subsidiaries in respect of such judgment or judgments or unconditionally acknowledged in writing to be payable by the insurance carrier that issued the related insurance policy) are rendered against one or more of the Company and its Significant Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the right to appeal has expired; or

(j)    if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan, other than a voluntary termination, shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount which would cause a Material Adverse Effect, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Restricted Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or
(k)    for any reason whatsoever any Security Document ceases to be in full force and effect including, without limitation, a determination by any Governmental Authority that any Security Document is invalid, void or unenforceable or the Company or any Subsidiary which is a party to any Security Document shall contest or deny in writing the enforceability of any of its obligations under any Security Document to which it is a party (but excluding any Security Document which ceases to be in full force and effect in accordance with and by reason of the express provisions of Section 2.2(e).
As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.	REMEDIES ON DEFAULT, ETC.
Section 12.1.    Acceleration    . (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)    If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
(c)    If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2.    Other Remedies    . If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in any Note or in any Security Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 12.3.    Rescission    . At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc    . No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES .
Section 13.1.    Registration of Notes    . The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
Section 13.2.    Transfer and Exchange of Notes    . Subject to compliance with applicable law, upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series (and of the same tranche if such Series has separate tranches) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A-1, Exhibit 1-A-2, Exhibit 1-B-1, Exhibit 1-B-2,

Exhibit 1-C-1, Exhibit 1-C-2 or Exhibit 1.2, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $200,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $200,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.1 and Section 6.2.
Section 13.3.    Replacement of Notes    . Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)    in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series (and of the same tranche if such Series has separate tranches), dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.	PAYMENTS ON NOTES .
Section 14.1.    Place of Payment    . Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of New York in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 14.2.    Home Office Payment    . So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A or in a Supplemental Note Purchase Agreement, as the case may be, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same Series and tranche pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

SECTION 15.	EXPENSES, ETC .
Section 15.1.    Transaction Expenses. (a) Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement (and/or any Supplemental Note Purchase Agreement), the Notes, any Security Document or the Intercreditor Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (and/or any Supplemental Note Purchase Agreement), the Notes, any Security Document or the Intercreditor Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement (and/or any Supplemental Note Purchase Agreement), the Notes, any Security Document or the Intercreditor Agreement or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby (and/or any Supplemental Note Purchase Agreement), by the Notes or by any Security Document or the Intercreditor Agreement. Without limiting the generality of the foregoing, the Company shall pay all fees, charges and disbursement of special counsel referred to in Section 4.4(b) incurred in connection with the Closing within ten (10) days after receipt by the Company of such special counsel’s invoice therefor. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).
(b)    Without limiting the foregoing, the Company agrees to pay all fees of the Collateral Agent in connection with the preparation, execution and delivery of the Intercreditor Agreement and the Collateral Documents and the transactions contemplated thereby, including but not limited to reasonable attorneys fees; to pay to the Collateral Agent from time to time reasonable compensation for all services rendered by it under the Intercreditor Agreement and the Collateral Documents; to indemnify the Collateral Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Intercreditor Agreement and Collateral Documents, including, but not limited to, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.
Section 15.2.    Survival    . The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement (and/or any Supplemental Note Purchase Agreement), the Notes, any Security Document or the Intercreditor Agreement and the termination of this Agreement (and/or any Supplemental Note Purchase Agreement).

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT .
All representations and warranties contained herein shall survive the execution and delivery of this Agreement (including any Supplemental Note Purchase Agreement) and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and any Supplemental Note Purchase Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER .
Section 17.1.    Requirements    . (a) This Agreement (and/or any Supplemental Note Purchase Agreement) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2.1, 2.3, 3, 4, 5 (subject to permitted amendments or supplements pursuant to Supplemental Note Purchase Agreements in respect to Notes issued thereunder), 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount, time or allocation of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Section 8, 11(a), 11(b), 12, 17 or 20. As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented and, without limiting the generality of the foregoing, shall include all Supplemental Note Purchase Agreements; provided that, anything contained in this Section 17.1 or Section 17.2 to the contrary notwithstanding, if for any reason whatsoever it becomes necessary or appropriate to enter into any amendment of this Agreement or any waiver with respect to compliance herewith by the Company during the period from and including the First Initial Closing through and including the Second Initial Closing, each of the Purchasers listed on Schedule A as purchasers of the Series A‑1B Notes, the Series A‑2B Notes and the Series A‑3B Notes shall be deemed to be the holder of the aggregate principal amount of outstanding Series A‑1B Notes, Series A‑2B Notes and Series A‑3B Notes set opposite such entity’s name in Schedule A hereto, (i) for purposes of any determination of the percentage of holders of the Notes required to grant or deny such requested amendment or waiver and (ii) for purposes of any determination of any payment of remuneration, whether by way of supplemental or additional interest, fee or otherwise pursuant to Section 17.2, notwithstanding that the issuance, sale and delivery of the Series A‑1B Notes, the Series A‑2B Notes and the Series A‑3B Notes on the Second Initial Closing has not been consummated at the time such amendment or waiver is requested or such payment of remuneration is determined pursuant to Section 17.2. If for any reason whatsoever, the Series A‑1B Notes, the Series A‑2B Notes and the Series A‑3B Notes to be issued to the Purchasers listed on Schedule A as purchasers of the Series A‑1B Notes, the Series A‑2B Notes and the Series A‑3B Notes are not issued at the Second Initial Closing, any such amendment or waiver entered into as contemplated by the foregoing proviso of this Section 17.1 shall, at the option of the Required Holders of the then outstanding Notes, be deemed null and void.
(b)    The Collateral Documents may be amended in the manner prescribed in the Intercreditor Agreement, and the Subsidiary Guaranty and the Intercreditor Agreement may be amended in the manner prescribed in each such document, and all amendments to the Security

Documents and the Intercreditor Agreement obtained in conformity with such requirements shall bind all holders of the Notes.
Section 17.2.    Solicitation of Holders of Notes    .
(a)    Solicitation. The Company will provide each holder of the Notes (irrespective of the amount, Series or tranche of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or of any of the Security Documents or the Intercreditor Agreement. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 or of any of the Security Documents or the Intercreditor Agreement to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise or issue any Guaranty, or grant any security, to any holder of any Series or tranche of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any Note or any Security Document or the Intercreditor Agreement unless such remuneration is concurrently paid, or Guaranty or security is concurrently granted, on the same terms, ratably to each of the holders of each Series and tranche of the Notes then outstanding even if such holder did not consent to such waiver or amendment.
(c)    Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17.2 by the holder of any Note that has transferred or has agreed to transfer such Note to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.
Section 17.3.    Binding Effect, Etc    . Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of each Series and tranche of Notes and is binding upon them and upon each future holder of any Note of any Series and tranche and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or

Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note of any Series or tranche of Notes nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of each Series and tranche of such Note.
Section 17.4.    Notes Held by Company, Etc    . Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes, any Security Document or the Intercreditor Agreement, or have directed the taking of any action provided herein or in the Notes, any Security Document or the Intercreditor Agreement to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.	NOTICES .
All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(i)    if to you or your nominee, to you or it at the address specified for such communications in Schedule A or in a Supplemental Note Purchase Agreement, or at such other address as you or it shall have specified to the Company in writing,
(ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
(iii)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Corporate Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.	REPRODUCTION OF DOCUMENTS .
This Agreement (including any Supplemental Note Purchase Agreement and any Security Document) and all documents relating thereto (other than the Memorandum), including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION .
For the purposes of this Section 20, “Confidential Information” means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is confidential and/or proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing (or verbally in the case of oral communication) when received by you as being confidential information of the Company or such Subsidiary; provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or any other holder of any Note, (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available or (e) relates to the “tax treatment” or “tax structure” of the transactions contemplated by this Agreement, as such terms are defined in Section 1.6011-4 of the Treasury Department regulations issued under the Code, and all materials of any kind that are provided to you relating to such tax treatment or tax structure, except to the extent that disclosure of such information is not permitted under any applicable securities laws, and except with respect to any item that contains information concerning the tax treatment or tax structure of a transaction as well as Confidential Information, this clause (e) shall only apply to that portion of the item relating to tax treatment or tax structure. You will maintain the confidentiality of such Confidential Information in accordance with reasonable procedures adopted by you in good faith to protect confidential information of third parties delivered to you; provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and Affiliates (which Affiliates have agreed to hold confidential the confidential information) (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this

Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you to the extent required or requested, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio to the extent required or requested, or (viii) any other Person to which such delivery or disclosure may be required (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee or any other holder that has previously delivered such confirmation), such holder will enter into an agreement with the Company confirming in writing that it is bound by the provisions of this Section 20.

SECTION 21.	SUBSTITUTION OF PURCHASER .
You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word “you” is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “you” is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.	MISCELLANEOUS .

Section 22.1.    Successors and Assigns    . All covenants and other agreements contained in this Agreement (including any Supplemental Note Purchase Agreement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
Section 22.2.    Payments Due on Non-Business Days    . Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.
Section 22.3.    Severability    . Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.4.    Construction    . Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made by the Company for the purposes of this Agreement, the same shall be done by the Company in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.
For purposes of determining compliance with this Agreement, any election by the Company to measure an item of Debt using fair value (as permitted by Accounting Standard Codification Topic No. 825‑10‑25 – Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
Notwithstanding the foregoing, if there is a change in GAAP after the date of this Agreement, the result of which is to cause the Company to be in default in respect of any covenant contained in Section 10, then such default shall be stayed and no Default or Event of Default shall occur hereunder. The Company shall then, in consultation with its independent accountants, negotiate in good faith with the holders of Notes for a period of 60 days to make any necessary adjustments to such covenant or any component of financial computations used to calculate such covenant to provide the holders of the Notes with substantially the same protection as such covenant provided prior to the relevant change in GAAP. In the event that no agreement is reached by the end of such 60-day negotiation period, then, at the Company’s election, the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately prior to such change and each subsequent set of financial statements delivered to holders of Notes pursuant to Section 7.1(a) or (b) shall include detailed reconciliations reasonably satisfactory to the Required Holders as to the effect of such change in GAAP.
Section 22.5.    Counterparts    . This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 22.6.    Governing Law    . This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
Section 22.7.    Submission to Jurisdiction; Waiver of Jury Trial    . (a) The Company hereby irrevocably submits and consents to the jurisdiction of the federal court located within the County of New York, State of New York (or if such court lacks jurisdiction, the State courts located therein), and irrevocably agrees that all actions or proceedings relating to this Agreement and the Notes may be litigated in such courts, and the Company waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by delivery to it at the address of such Person set forth in Section 18 above or to its agent referred to below at such agent’s address set forth below (with a courtesy copy to the Company at the address set forth in Section 18) and that service so made shall be deemed to be completed upon actual receipt. Nothing contained in this section shall affect the right of any holder of Notes to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the Company or to enforce a judgment obtained in the courts of any other jurisdiction.
(b)    The parties hereto waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between them arising out of, connected with, related to or incidental to the relationship established between them in connection with this Agreement and the Notes, any financing agreement, any loan party document or any other instrument, document or agreement executed or delivered in connection herewith or the transactions related hereto. The parties hereto hereby agree and consent that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that any of them may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

SECTION 23.	TAX INDEMNIFICATION; PAYMENT IN U.S. DOLLARS.
In the event, in accordance with Section 10.4(b) or (c), the entity which results from the consolidation or merger described therein or the Person to whom the Company has sold or otherwise disposed of all or substantially all of its assets is organized under the laws of any jurisdiction other than any state of the United States or the District of Columbia the following shall apply:
(a)    Each payment by the Company (or applicable successor in accordance with Section 10.4) shall be made, under all circumstances, without setoff, counterclaim or reduction for, and free from and clear of, and without deduction for or because of, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding, restrictions or conditions of any nature whatsoever (hereinafter called “Relevant Taxes”) imposed, levied, collected, assessed, deducted or withheld by the government of any country or jurisdiction (or any authority therein or thereof), other than the United States of America or any political subdivision or authority therein or thereof, from or through which payments hereunder or on or in respect of the Notes are actually made (each a “Taxing Jurisdiction”), unless such imposition, levy, collection, assessment, deduction, withholding or other restriction or condition is required by law. If the Company is required by law to make any payment under this Agreement or the Notes subject to such deduction, withholding or other restriction or condition, then the Company shall forthwith (i) pay over to the government or taxing authority imposing such tax the full amount required to be deducted, withheld from or otherwise paid by the Company (including the full amount required to be deducted or withheld from or otherwise paid by the Company in respect of the Tax Indemnity Amounts (as defined below)); (ii) pay each Holder such additional amounts (“Tax Indemnity Amounts”) as may be necessary in order that the net amount of every payment made to each Holder, after provision for payment of such Relevant Taxes (including any required deduction, withholding or other payment of tax on or with respect to such Tax Indemnity Amounts), shall be equal to the amount which such holder would have received had there been no imposition, levy, collection, assessment, deduction, withholding or other restriction or condition. Notwithstanding the foregoing provisions of this Section 23(a), no such Tax Indemnity Amounts shall be payable for or on account of any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure of the holder of a Note to complete, execute, update and deliver to the Company any form or document to the extent applicable to such holder that may be required by law or by reason of administration of such law and which is reasonably requested in writing to be delivered by the

Company in order to enable the Company to make payments pursuant to this Section 23(a) without deduction or withholding for taxes, assessments or governmental charges, or with deduction or withholding of such lesser amount, which form or document shall be delivered within one hundred twenty days of a written request therefor by the Company. If in connection with the payment of any such Tax Indemnity Amounts, any holder of a Note that is a United States person within the meaning of the Code or a foreign person engaged in a trade or business within the United States of America, incurs taxes imposed by the United States of America or any political subdivision or taxing authority therein (“United States Taxes”) on such Tax Indemnity Amounts, the Company shall pay to such holder such further amount as will insure that the net expenditure of the holder for United States Taxes due to receipt of such Tax Indemnity Amounts (after taking into account any withholding, deduction, tax credit or tax benefit in respect of such further amount or any Tax Indemnity Amount) is no greater than it would have been had no Tax Indemnity Amounts been paid to the holder.
(b)    Any payment made by the Company to any holder of a Note for the account of any such holder in respect of any amount payable by the Company shall be made in the lawful currency of the United States of America (“U.S. Dollars”). Any amount received or recovered by such holder other than in U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of any court, or in the liquidation or dissolution of the Company or otherwise) in respect of any such sum expressed to be due hereunder or under the Notes shall constitute a discharge of the Company only to the extent of the amount of U.S. Dollars which such holder is able, in accordance with normal banking procedures, to purchase with the amount so received or recovered in that other currency on the date of the receipt or recovery (or, if it is not practicable to make that purchase on such date, on the first date on which it is practicable to do so). If the amount of U.S. Dollars so purchased is less than the amount of U.S. Dollars expressed to be due hereunder or under the Notes, the Company agrees as a separate and independent obligation from the other obligations herein, notwithstanding any such judgment, to indemnify the holder against the loss. If the amount of U.S. Dollars so purchased exceeds the amount of U.S. Dollars expressed to be due hereunder or under the Notes, then such holder agrees to remit such excess to the Company.
*     *     *     *     *

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Very truly yours,

STERIS CORPORATION

By /s/William L. Aamoth
Vice President & Corporate Treasurer

Accepted as of December 4, 2012:

THE NORTHWESTERN MUTUAL LIFE INSURANCE
COMPANY

NORTHWESTERN LONG TERM CARE INSURANCE
COMPANY

By: /s/Jerome R. Baier
Name: Jerome R. Baier
Title: Its Authorized Representative

Accepted as of December 4, 2012:

AXA EQUITABLE LIFE INSURANCE COMPANY

By: /s/Amy Judd
Name: Amy Judd
Title: Investment Officer

Accepted as of December 4, 2012:

HORIZON BLUE CROSS BLUE SHIELD
OF NEW JERSEY

By: AllianceBernstein LP, its Investment
Advisor

By: /s/Amy Judd
Name: Amy Judd
Title: Senior Vice President

Accepted as of December 4, 2012:

METLIFE INSURANCE COMPANY OF CONNECTICUT
by Metropolitan Life Insurance Company, its
Investment Manager

METROPOLITAN TOWER LIFE INSURANCE COMPANY
by Metropolitan Life Insurance Company, its
Investment Manager

METROPOLITAN LIFE INSURANCE COMPANY

By: /s/Judith A. Gulotta
Name: Judith A. Gulotta
Title: Managing Director

METROPOLITAN ALCO LIFE INSURANCE K.K.
by MetLife Investment Management, LLC, its
Investment Manager

By: /s/Judith A. Gulotta
Name: Judith A. Gulotta
Title: Managing Director

Accepted as of December 4, 2012:

THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA

By: /s/Jason Boe
Name: Jason Boe
Title: Vice President

Accepted as of December 4, 2012:

STATE FARM LIFE INSURANCE COMPANY

By: /s/Julie Hoyer
Julie Hoyer
Senior Investment Officer

By: /s/Jeffrey Attwood
Jeffrey Attwood
Investment Officer

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By: /s/Julie Hoyer
Julie Hoyer
Senior Investment Officer

By: /s/Jeffrey Attwood
Jeffrey Attwood
Investment Officer

Accepted as of December 4, 2012:

AMERICAN UNITED LIFE INSURANCE COMPANY

By: /s/David M. Weisenburger
Name: David M. Weisenburger
Title: Vice President, Fixed Income Securities

THE STATE LIFE INSURANCE COMPANY
By: American United Life Insurance Company
Its: Authorized Agent

By: /s/David M. Weisenburger
Name: David M. Weisenburger
Title: Vice President, Fixed Income Securities

Accepted as of December 4, 2012:

MODERN WOODMEN OF AMERICA

By: /s/Michael E. Dau
Name: Michael E. Dau
Title: Treasurer & Investment Manager

Accepted as of December 4, 2012:

AMERITAS LIFE INSURANCE CORP.
AMERITAS LIFE INSURANCE CORP. OF NEW YORK
ACACIA LIFE INSURANCE COMPANY
THE UNION CENTRAL LIFE INSURANCE COMPANY

By: Summit Investment Advisors, Inc., as Agent

By: /s/Andrew S. White
Name: Andrew S. White
Title: Managing Director – Private Placements

DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (b) the acquisition in excess of 50% of the stock (or other equity interest) of any Person, or (c) the acquisition of another Person by a merger or consolidation or any other combination with such Person.
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Agent” means KeyBank National Association, as Agent under the Bank Credit Agreement.
“Anti-Money Laundering Laws” is defined in Section 5.16(c).
“Bank Credit Agreement” means that certain Third Amended and Restated Credit Agreement effective as of April 13, 2012 among the Company, the Agent and the other parties thereto, as from time to time supplemented, amended, modified, extended, renewed or replaced.
“Banks” means the lending institutions party to the Bank Credit Agreement.
“Blocked Person” is defined in Section 5.16(a).
“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Cleveland, Ohio are required or authorized to be closed.
“Capital Lease” means, at any time, a lease with respect to which the Lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Change in Control” means an event or series of events by which any person or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) (such person or persons hereinafter referred to as an “Acquiring Person”) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the then outstanding Voting Stock of the Company; provided that, notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred if the Company (or the Acquiring Person if either (x) the Company is no longer in existence or (y) the Acquiring Person has acquired all or substantially all of the assets or stock thereof, and, in either case, such Acquiring Person has assumed the obligations of the Company under the Notes) shall have an Investment Grade Rating immediately following such Acquiring Person becoming the “beneficial owner” or consummating such acquisition.
“CISADA” means the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, United States Public Law 111195, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Collateral Agent” is defined in Section 2.2(b).
“Collateral Documents” is defined in Section 2.2(b).
“Company” is defined in the introductory paragraph to this Agreement and shall include any permitted successor thereto.
“Confidential Information” is defined in Section 20.
“Consolidated” means the resultant consolidation of the financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Schedule 5.5 hereof.
“Consolidated Depreciation and Amortization Charges” means, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of the Company for such period, as determined on a Consolidated basis and in accordance with GAAP.

“Consolidated EBIT” means, for any period, on a Consolidated basis, (a) Consolidated Net Earnings for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (i) income taxes, (ii) Consolidated Interest Expense and (iii) non‑recurring non‑cash charges (including non‑cash charges associated with the write‑off of goodwill in accordance with SFAS 142) and losses, minus (b) non‑recurring non‑cash gains; provided, that Consolidated EBIT for any period shall include the appropriate financial items (other than assumed operating synergies) for any Person or business unit that has been acquired by the Company or any Subsidiary for any portion of such period prior to the date of such Acquisition and exclude the appropriate financial items (other than assumed operating synergies) for any Person or business unit that has been disposed of by the Company or any Subsidiary, for the portion of such period prior to the date of such disposition.
“Consolidated EBITDA” means, for any period, (a) Consolidated EBIT, plus (b) Consolidated Depreciation and Amortization Charges; provided that Consolidated EBITDA for any period shall (i) include the appropriate financial items (other than assumed operating synergies) for any Person or business unit that has been acquired by the Company or any Subsidiary for any portion of such period prior to the date of such Acquisition, and (ii) exclude the appropriate financial (other than assumed operating synergies) items for any Person or business unit that has been disposed of by the Company or any Subsidiary for the portion of such period prior to the date of such disposition.
“Consolidated Interest Expense” means, for any period, interest expense of the Company for such period, as determined on a Consolidated basis and in accordance with GAAP.
“Consolidated Net Earnings” means, for any period, the net income (loss) of the Company for such period, as determined on a Consolidated basis and in accordance with GAAP.
“Consolidated Net Worth” means, at any date, the stockholders’ equity of the Company, determined on a Consolidated basis and in accordance with GAAP.
“Consolidated Total Assets” means as of the date of any determination thereof, the total amount of assets (less reserves properly deductible), which under GAAP appear on the Consolidated balance sheet of the Company.
“Consolidated Total Capitalization” means as of the date of any determination thereof, the sum of (a) Consolidated Total Debt plus (b) Consolidated Net Worth.
“Consolidated Total Debt” means all Debt of the Company and its Subsidiaries, determined on a Consolidated basis eliminating intercompany items.

“Control Event” means the execution by the Company of a definitive written agreement which, when fully performed by the parties thereto, would result in a Change in Control.
“Controlled Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Affiliates.
“Creditors” means the Agent, the Banks, the holders of the Notes and any other Persons who are holders of notes or similar debt securities issued by the Company and who are parties to the Intercreditor Agreement.
“Debt” with respect to any Person means, at any time, without duplication,
(a)        its liabilities for borrowed money;
(b)    its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and trade payables arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
(c)        all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;
(d)    all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);
(e)        all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (representing obligations for borrowed money and not to secure the performance of bids, tenders or trade contracts); and
(f)        any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default that has not been waived by the Required Holders.
“Default Rate” means that rate of interest that is 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes.

“Eligible Purchasers” means any Initial Purchaser of the Series A Notes and additional Institutional Investors; provided that the aggregate number of Eligible Purchasers shall not at any time exceed a number which, if exceeded, would result in the loss of the exemption in respect of any Series of Notes from the registration requirements of the Securities Act.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.
“Event of Default” is defined in Section 11.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Execution Date” is defined in Section 3.
“First Initial Closing” is defined in Section 3.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America, which shall include the official interpretations thereof by the Financial Accounting Standards Board applied on a consistent basis with past accounting practices and procedures of the Company.
“Governmental Authority” means
(a)        the government of
(i)    the United States of America or any State or other political subdivision thereof, or
(ii)    any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
(a)        to purchase such indebtedness or obligation or any property constituting security therefor;
(b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
(c)        to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
(d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.
“Initial Closing” and “Initial Closings” are defined in Section 3.
“Initial Purchaser” is defined in Section 2.1.
“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Intercreditor Agreement” is defined in Section 2.2(c).
“Investment Grade Rating” means, at the time of determination, at least one of the following ratings of a Person’s senior, unsecured long-term indebtedness for borrowed money which is pari passu with the Notes and which does not have the benefit of a guaranty from any Person other than any such Person that at such time also so guarantees the obligations of the Company under this Agreement and the Notes: (i) by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, or any successor thereof (“S&P”), “BBB-” or better, (ii) by Moody’s Investors Service, Inc., or any successor thereof (“Moody’s”), “Baa3” or better, or (iii) by another rating agency of recognized national standing, an equivalent or better rating.
“Lien” means, with respect to any Person, any mortgage, lien (statutory or other), pledge or deposit of, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person.
“Make-Whole Amount” is defined in Section 8.6.
“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, any Supplemental Note Purchase Agreement, the Notes and any Security Document to which it is a party, or (c) the validity or enforceability of this Agreement, any Supplemental Note Purchase Agreement, the Notes or any of the Security Documents.
“Memorandum” is defined in Section 5.3.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).
“Notes” is defined in Section 1.
“OFAC” is defined in Section 5.16(a).
“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means all laws, regulations, Executive Orders and any economic or trade sanction that OFAC is responsible for administering and enforcing, including, without limitation 31 CFR Subtitle B, Chapter V, as amended, along with any enabling legislation; the Bank Secrecy Act; Trading with the Enemy Act; and any similar laws, regulations or orders adopted by any State within the United States. A list of economic and trade sanctions administered by OFAC may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.
“Offeree Letter” means that certain letter dated December 4, 2012 from Merrill Lynch, Pierce, Fenner & Smith Incorporated, setting forth the procedures taken with respect to the offer and sale of the Notes and the Subsidiary Guaranties and any Offeree Letter delivered in connection with a Supplemental Note Purchase Agreement which shall be dated the date on or about the date of any such Supplemental Note Purchase Agreement.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“Other Agreements” is defined in Section 2.1.
“Other Purchasers” is defined in Section 2.1.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Person” means an individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, association, institution, estate, trust, unincorporated organization, or a government or agency or political subdivision thereof or any other entity.
“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“Priority Debt” means (a) any Debt of the Company secured by a Lien created or incurred within the limitations of Section 10.3(i), and (b) any Debt of the Company’s Restricted Subsidiaries other than Qualified Subsidiary Debt.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“QPAM Exemption” means Prohibited Transaction Class Exemption 84‑14 issued by the United States Department of Labor.
“Qualified Subsidiary Debt” means Debt of a Restricted Subsidiary constituting:
(i)    Guaranties issued by such Restricted Subsidiary guaranteeing Debt of the Company; provided that the beneficiaries of such Guaranty are parties to the Intercreditor Agreement; provided further, for clarification, that any Guaranties issued by such Restricted Subsidiary, the beneficiaries of which are not parties to the Intercreditor Agreement, shall be included in Priority Debt;
(ii)    Debt of such Restricted Subsidiary outstanding as of the Execution Date and (1) described on Schedule 5.15 or (2) with an aggregate outstanding principal amount not in excess of $10,000,000;
(iii)    Debt of such Restricted Subsidiary owing to the Company or to any Wholly‑Owned Restricted Subsidiary; or
(iv)    Debt of such Restricted Subsidiary which becomes a Restricted Subsidiary after the Execution Date to the extent such Debt existed at the time such Person became a Restricted Subsidiary, provided that such Debt was not incurred in contemplation of such Person becoming a Restricted Subsidiary.
“Required Holders” means, at any time, subject to Section 17.1, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“Restricted Subsidiary” means any Subsidiary (a) of which more than 80% (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by the Company, and (b) which is designated a “Restricted Subsidiary” on Schedule 5.4 or pursuant to Section 10.7.
“Second Initial Closing” is defined in Section 3.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Security Documents” is defined in Section 2.2(b).

“Senior Financial Officer” means the chief executive officer, chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
“Series” means any one of, or any combination of, the Series A Notes and any Supplemental Notes of any Series.
“Series A Notes” is defined in Section 1.1.
“Series A-1A Notes” is defined in Section 1.1.
“Series A-1B Notes” is defined in Section 1.1.
“Series A-2A Notes” is defined in Section 1.1.
“Series A-2B Notes” is defined in Section 1.1.
“Series A-3A Notes” is defined in Section 1.1.
“Series A-3B Notes” is defined in Section 1.1.
“Significant Restricted Subsidiary” means at any time any Restricted Subsidiary that would at such time constitute a “Significant Subsidiary” (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date of the Closing) of the Company.
“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to direct policies, management and affairs of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Subsidiary Guarantor” is defined in Section 2.2(a) and shall include any Subsidiary which is required to comply with the requirements of Section 9.7.
“Subsidiary Guaranty” is defined in Section 2.2(a) and shall include any Subsidiary Guaranty delivered pursuant to Section 9.7.
“Supplemental Closing” is defined in Section 2.3.

“Supplemental Closing Date” is defined in Section 2.3.
“Supplemental Note Purchase Agreement” is defined in Section 2.3.
“Supplemental Notes” is defined in Section 1.2.
“Supplemental Purchaser Schedule” means the Schedule of Purchasers of any Series of Supplemental Notes which is attached to the Supplemental Note Purchase Agreement relating to such Series.
“Supplemental Purchasers” is defined in Section 2.3.
“2003 Noteholders” means those Persons in whose names the 2003 Notes are registered from time to time in the register maintained by the Company with respect thereto.
“2003 Note Purchase Agreements” means those certain Note Purchase Agreements each dated as of December 17, 2003 between the Company and each of the institutions named in Schedule A thereto.
“2003 Notes” means those certain Notes issued under and pursuant to the 2003 Note Purchase Agreements.
“2008 Noteholders” means those Persons in whose names the 2008 Notes are registered from time to time in the register maintained by the Company with respect thereto.
“2008 Note Purchase Agreements” means those certain Note Purchase Agreements each dated as of August 15, 2008 between the Company and each of the institutions named in Schedule A thereto.
“2008 Notes” means those certain Notes issued under and pursuant to the 2008 Note Purchase Agreements.
“Unrestricted Subsidiary” means any Subsidiary which is not a Restricted Subsidiary.
“Voting Stock” means securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).
“Wholly-Owned Restricted Subsidiary” means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares and, in the case of any Subsidiary organized under the laws of a jurisdiction other than the United States, any nominal holdings of shares by any employee, officer, director or other third party as required by law) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Restricted Subsidiaries at such time.

[FORM OF SERIES A-1A NOTE]
STERIS CORPORATION
3.20% Senior Notes, Series A-1A, due December 4, 2022
No. [_________]    [Date]

$[____________]    PPN 859152 C*9
FOR VALUE RECEIVED, the undersigned, STERIS CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on December 4, 2022, with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance thereof at the rate of 3.20% per annum from the date hereof, payable semiannually, on the fourth day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 5.20%.
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.
This Note is one of the 3.20% Senior Notes, Series A-1A, due December 4, 2022 (the “Series A‑1A Notes”) of the Company in the aggregate principal amount of $47,500,000 which, together with the Company’s $47,500,000 aggregate principal amount 3.20% Senior Notes, Series A‑1B, due December 4, 2022 (the “Series A‑1B Notes”), $40,000,000 aggregate principal amount 3.35% Senior Notes, Series A‑2A, due December 4, 2024 (the “Series A‑2A Notes”), $40,000,000 aggregate principal amount 3.35% Senior Notes, Series A‑2B, due December 4, 2024 (the “Series A‑2B Notes”), $12,500,000 aggregate principal amount 3.55% Senior Notes, Series A‑3A, due December 4, 2027 (the “Series A‑3A Notes”) and $12,500,000 aggregate principal amount 3.55% Senior Notes, Series A‑3B, due December 4, 2027 (the “Series A‑3B Notes”; the Series A‑1A

Notes, the Series A‑1B Notes, the Series A‑2A Notes, the Series A‑2B Notes, the Series A‑3A Notes and the Series A‑3B Notes being hereinafter referred to collectively as the “Series A Notes”) issued pursuant to separate Note Purchase Agreements, dated as of December 4, 2012 (as from time to time amended or supplemented, the “Note Purchase Agreements”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes”, and collectively with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreements.
This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.
If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.
This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

STERIS CORPORATION

By
[Title]

[FORM OF SERIES A-1B NOTE]
STERIS CORPORATION
3.20% Senior Notes, Series A-1B, due December 4, 2022
No. [_________]    [Date]

$[____________]    PPN 859152 C@7
FOR VALUE RECEIVED, the undersigned, STERIS CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on December 4, 2022, with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance thereof at the rate of 3.20% per annum from the date hereof, payable semiannually, on the fourth day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 5.20%.
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.
This Note is one of the 3.20% Senior Notes, Series A‑1B, due December 4, 2022 (the “Series A‑1B Notes”) of the Company in the aggregate principal amount of $47,500,000 which, together with the Company’s $47,500,000 aggregate principal amount of 3.20% Senior Notes, Series A-1A, due December 4, 2022 (the “Series A-1A Notes”), $40,000,000 aggregate principal amount 3.35% Senior Notes, Series A‑2A, due December 4, 2024 (the “Series A‑2A Notes”), $40,000,000 aggregate principal amount 3.35% Senior Notes, Series A‑2B, due December 4, 2024 (the “Series A‑2B Notes”), $12,500,000 aggregate principal amount 3.55% Senior Notes, Series A‑3A, due December 4, 2027 (the “Series A‑3A Notes”) and $12,500,000 aggregate principal amount 3.55% Senior Notes, Series A‑3B, due December 4, 2027 (the “Series A‑3B Notes”; the Series A‑1A Notes, the Series A‑1B Notes, the Series A‑2A Notes, the Series A‑2B Notes, the Series A‑3A

Notes and the Series A‑3B Notes being hereinafter referred to collectively as the “Series A Notes”) issued pursuant to separate Note Purchase Agreements, dated as of December 4, 2012 (as from time to time amended or supplemented, the “Note Purchase Agreements”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes”, and collectively with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreements.
This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.
If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.
This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

STERIS CORPORATION

By
[Title]

[FORM OF SERIES A-2A NOTE]
STERIS CORPORATION
3.35% Senior Notes, Series A-2A, due December 4, 2024
No. [_________]    [Date]

$[____________]    PPN 859152 C#5
FOR VALUE RECEIVED, the undersigned, STERIS CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on December 4, 2024, with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance thereof at the rate of 3.35% per annum from the date hereof, payable semiannually, on the fourth day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 5.35%.
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.
This Note is one of the 3.35% Senior Notes, Series A‑2A, due December 4, 2024 (the “Series A‑2A Notes”) of the Company in the aggregate principal amount of $40,000,000 which, together with the Company’s $47,500,000 aggregate principal amount 3.20% Senior Notes, Series A‑1A, due December 4, 2022 (the “Series A‑1A Notes”), $47,500,000 aggregate principal amount 3.20% Senior Notes, Series A‑1B, due December 4, 2022 (the “Series A‑1B Notes”), $40,000,000 aggregate principal amount 3.35% Senior Notes, Series A‑2B, due December 4, 2024 (the “Series A‑2B Notes”), $12,500,000 aggregate principal amount 3.55% Senior Notes, Series A‑3A, due December 4, 2027 (the “Series A‑3A Notes”) and $12,500,000 aggregate principal amount 3.55% Senior Notes, Series A‑3B, due December 4, 2027 (the “Series A‑3B Notes”; the Series A‑1A Notes, the Series A‑1B Notes, the Series A‑2A Notes, the Series A‑2B Notes, the Series A‑3A

Notes and the Series A‑3B Notes being hereinafter referred to collectively as the “Series A Notes”) issued pursuant to separate Note Purchase Agreements, dated as of December 4, 2012 (as from time to time amended or supplemented, the “Note Purchase Agreements”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes”, and collectively with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreements.
This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.
If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.
This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

STERIS CORPORATION

By
[Title]

[FORM OF SERIES A-2B NOTE]
STERIS CORPORATION
3.35% Senior Notes, Series A-2B, due December 4, 2024
No. [_________]    [Date]

$[____________]    PPN 859152 D*8
FOR VALUE RECEIVED, the undersigned, STERIS CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on December 4, 2024, with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance thereof at the rate of 3.35% per annum from the date hereof, payable semiannually, on the fourth day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 5.35%.
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.
This Note is one of the 3.35% Senior Notes, Series A‑2B, due December 4, 2024 (the “Series A‑2B Notes”) of the Company in the aggregate principal amount of $40,000,000 which, together with the Company’s $47,500,000 aggregate principal amount 3.20% Senior Notes, Series A‑1A, due December 4, 2022 (the “Series A‑1A Notes”), $47,500,000 aggregate principal amount 3.20% Senior Notes, Series A‑1B, due December 4, 2022 (the “Series A‑1B Notes”), $40,000,000 aggregate principal amount 3.35% Senior Notes, Series A‑2A, due December 4, 2024 (the “Series A‑2A Notes”), $12,500,000 aggregate principal amount 3.55% Senior Notes, Series A‑3A, due December 4, 2027 (the “Series A‑3A Notes”) and $12,500,000 aggregate principal amount 3.55% Senior Notes, Series A‑3B, due December 4, 2027 (the “Series A‑3B Notes”; the Series A‑1A Notes, the Series A‑1B Notes, the Series A‑2A Notes, the Series A‑2B Notes, the Series A‑3A

Notes and the Series A‑3B Notes being hereinafter referred to collectively as the “Series A Notes”) issued pursuant to separate Note Purchase Agreements, dated as of December 4, 2012 (as from time to time amended or supplemented, the “Note Purchase Agreements”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes”, and collectively with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreements.
This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.
If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.
This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.
STERIS CORPORATION

By
[Title]

[FORM OF SERIES A-3A NOTE]
STERIS CORPORATION
3.55% Senior Notes, Series A-3A, due December 4, 2027
No. [_________]    [Date]

$[____________]    PPN 859152 D@6
FOR VALUE RECEIVED, the undersigned, STERIS CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on December 4, 2027, with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance thereof at the rate of 3.55% per annum from the date hereof, payable semiannually, on the fourth day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 5.55%.
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.
This Note is one of the 3.55% Senior Notes, Series A‑3A, due December 4, 2027 (the “Series A‑3A Notes”) of the Company in the aggregate principal amount of $12,500,000 which, together with the Company’s $47,500,000 aggregate principal amount 3.20% Senior Notes, Series A‑1A, due December 4, 2022 (the “Series A‑1A Notes”), $47,500,000 aggregate principal amount 3.20% Senior Notes, Series A‑1B, due December 4, 2022 (the “Series A‑1B Notes”), $40,000,000 aggregate principal amount 3.35% Senior Notes, Series A‑2A, due December 4, 2024 (the “Series A‑2A Notes”), $40,000,000 aggregate principal amount 3.35% Senior Notes, Series A‑2B, due December 4, 2024 (the “Series A‑2B Notes”), and $12,500,000 aggregate principal amount 3.55% Senior Notes, Series A‑3B, due December 4, 2027 (the “Series A‑3B Notes”; the Series A‑1A Notes, the Series A‑1B Notes, the Series A‑2A Notes, the Series A‑2B Notes, the Series A‑3A

Notes and the Series A‑3B Notes being hereinafter referred to collectively as the “Series A Notes”) issued pursuant to separate Note Purchase Agreements, dated as of December 4, 2012 (as from time to time amended or supplemented, the “Note Purchase Agreements”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes”, and collectively with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreements.
This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.
If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.
This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

STERIS CORPORATION

By
[Title]

[FORM OF SERIES A-3B NOTE]
STERIS CORPORATION
3.55% Senior Notes, Series A-3B, due December 4, 2027
No. [_________]    [Date]

$[____________]    PPN 859152 D#4
FOR VALUE RECEIVED, the undersigned, STERIS CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on December 4, 2027, with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance thereof at the rate of 3.55% per annum from the date hereof, payable semiannually, on the fourth day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 5.55%.
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.
This Note is one of the 3.55% Senior Notes, Series A‑3B, due December 4, 2027 (the “Series A‑3B Notes”) of the Company in the aggregate principal amount of $12,500,000 which, together with the Company’s $47,500,000 aggregate principal amount 3.20% Senior Notes, Series A‑1A, due December 4, 2022 (the “Series A‑1A Notes”), $47,500,000 aggregate principal amount 3.20% Senior Notes, Series A‑1B, due December 4, 2022 (the “Series A‑1B Notes”), $40,000,000 aggregate principal amount 3.35% Senior Notes, Series A‑2A, due December 4, 2024 (the “Series A‑2A Notes”), $40,000,000 aggregate principal amount 3.35% Senior Notes, Series A‑2B, due December 4, 2024 (the “Series A‑2B Notes”), and $12,500,000 aggregate principal amount 3.55% Senior Notes, Series A‑3A, due December 4, 2027 (the “Series A‑3A Notes”; the Series A‑1A Notes, the Series A‑1B Notes, the Series A‑2A Notes, the Series A‑2B Notes, the Series A‑3A

Notes and the Series A‑3B Notes being hereinafter referred to collectively as the “Series A Notes”) issued pursuant to separate Note Purchase Agreements, dated as of December 4, 2012 (as from time to time amended or supplemented, the “Note Purchase Agreements”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes”, and collectively with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreements.
This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.
If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.
This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.
STERIS CORPORATION

By
[Title]

[FORM OF SUPPLEMENTAL NOTE]
STERIS CORPORATION
____% Senior Note, Series ___, due _____________ __, ___
No. [_________]    [Date]

$[____________]    PPN[____________]
FOR VALUE RECEIVED, the undersigned, STERIS CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on ____________ __, ____, with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance thereof at the rate of ____% per annum from the date hereof, payable semiannually, on the _____ day of ________ and _____________ in each year, commencing with the [________________] or [________________] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to ____%.
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at [_______] or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.
This Note is one of a series of Senior Notes (herein called the “Series ___ Notes”) issued pursuant to Supplemental Note Purchase Agreements dated as of _____________ to separate Note Purchase Agreements, dated as of December 4, 2012 (as from time to time amended or supplemented, the “Note Purchase Agreements”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof, together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes”, and collectively with the notes issued under the Note Purchase Agreements, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in

Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreements.
This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
[The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements.] [This Note is [also] subject to [optional] prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.]
If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.
This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

STERIS CORPORATION

By
[Title]

FORM OF SUPPLEMENTAL NOTE PURCHASE AGREEMENT

STERIS CORPORATION
5960 HEISLEY ROAD
MENTOR, OHIO 44060‑1834

As of ____________, _____

To Each of the Purchasers
Named in the Supplemental
Purchaser Schedule Attached Hereto

Ladies and Gentlemen:
Reference is made to those certain Note Purchase Agreements, each dated as of December 4, 2012 between the Company and each of the Initial Purchasers named in the Initial Purchaser Schedule attached thereto (the “Agreement”). Terms used but not defined herein shall have the respective meanings set forth in the Agreement.
As contemplated in Section 2.3 of the Agreement, the Company agrees with you as follows:
A.    Subsequent Series of Notes. The Company has authorized and will create a Subsequent Series of Notes to be called the “Series ___ Notes.” Said Series ___ Notes will be dated the date of issue; will bear interest (computed on the basis of a 360-day year of twelve 30-day months) from such date at the rate of ____% per annum, payable semiannually in arrears on the ___ day of each _________ and __________ in each year (commencing _________, _____) until the principal amount thereof shall become due and payable and shall bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and, to the extent permitted by law, on any overdue installment of interest at the rate specified therein after the date due for payment, whether by acceleration or otherwise, until paid; will be expressed to mature on __________, _____; and will be substantially in the form attached to the Agreement as Exhibit 1.2 with the appropriate insertions to reflect the terms and provisions set forth above.
B.    Purchase and Sale of Series ___ Notes. The Company hereby agrees to sell to each Supplemental Purchaser set forth on the Supplemental Purchaser Schedule attached hereto (collectively, the “Series ___ Purchasers”) and, subject to the terms and conditions in the Agreement and herein set forth, each Series ___ Purchaser agrees to purchase from the Company the aggregate principal amount of the Series ___ Notes set opposite each Series ___ Purchaser’s name in the

Supplemental Purchaser Schedule at 100% of the aggregate principal amount. The sale of the Series ___ Notes shall take place at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 a.m. Chicago time, at a closing the (“Series ___ Closing”) on ____________, ____, or such other date as shall be agreed upon by the Company and each Series ___ Purchaser. At the Series ___ Closing the Company will deliver to each Series ___ Purchaser one or more Series ___ Notes registered in such Series ___ Purchaser’s name (or in the name of its nominee), evidencing the aggregate principal amount of Series ___ Notes to be purchased by said Series ___ Purchaser and in the denomination or denominations specified with respect to such Series ___ Purchaser in the Supplemental Purchaser Schedule attached hereto against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account on the date of the Series ___ Closing (the “Series ___ Closing Date”) (as specified in a notice to each Series ___ Purchaser at least three Business Days prior to the Series ___ Closing Date).
C.    Conditions of Series ___ Closing. The obligation of each Series ___ Purchaser to purchase and pay for the Series ___ Notes to be purchased by such purchaser hereunder on the Series ___ Closing Date is subject to the satisfaction, on or before such Series ___ Closing Date, of the conditions set forth in Section 4 of the Agreement, and to the following additional conditions:
(a)        Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Agreement shall be correct as of the Series __ Closing Date and the Company shall have delivered to each Series __ Purchaser an Officer’s Certificate, dated the Series __ Closing Date certifying that such condition has been fulfilled.
(b)    Each Subsidiary Guarantor shall have confirmed in writing that the Series __ Notes shall be guaranteed by the Subsidiary Guaranty.
(c)        Contemporaneously with the Series __ Closing, the Company shall sell to each Series __ Purchaser, and each Series __ Purchaser shall purchase, the Series __ Notes to be purchased by such Series __ Purchaser at the Series __ Closing as specified in the Supplemental Purchaser Schedule.
D.    Prepayments. The Series ___ Notes shall be subject to prepayment only (a) pursuant to the required prepayments, if any, specified in clause (x) below; and (b) pursuant to the optional prepayments permitted by Section 8.2 of the Agreement.
(x)    Required Prepayments; Maturity
[to be determined]

(y)    Optional and Contingent Prepayments. As provided in Sections 8.2 of the Agreement.
E.    Purchaser Representations. Each Series ___ Purchaser represents and warrants that the representations and warranties set forth in Section 6.1 and 6.2 of the Agreement are true and correct on the date hereof with respect to the purchase of the Series __ Notes by such Series ___ Purchaser.
F.    Series ___ Notes Issued under and Pursuant to Agreement. Except as specifically provided above, the Series ___ Notes shall be deemed to be issued under, to be subject to and to have the benefit of all of the terms and provisions of the Agreement as the same may from time to time be amended and supplemented in the manner provided therein.

The execution hereof by the Series ___ Purchasers shall constitute a contract among the Company and the Series ___ Purchasers for the uses and purposes hereinabove set forth. By their acceptance hereof, each of the Series ___ Purchasers shall also be deemed to have accepted and agreed to the terms and provisions of the Agreement, as in effect on the date hereof.
STERIS CORPORATION
By
Its
Accepted as of
_________________________
[VARIATION]
By
Its